Filed Pursuant to Rule 424(b)(2)

Registration No. 333-64158
PROSPECTUS SUPPLEMENT
To Prospectus Dated July 31, 2001

$370,000,000

Mirant Corporation

5.75% Convertible Senior Notes due 2007

    Mirant Corporation (“Mirant,” “we,” “us” or “our”) is offering the 5.75% convertible senior notes at an issue price of $1,000 per note. The notes will mature on July 15, 2007. Interest on the notes at the rate of 5.75% per year on the principal amount is payable semiannually in arrears on January 15 and July 15 of each year, beginning January 15, 2003.

    Holders may convert their notes into 131.9888 shares of our common stock for each $1,000 principal amount of notes (equivalent to an initial conversion price of $7.58 per share based on the issue price of the notes) at any time prior to stated maturity.

    The notes will be senior unsecured obligations of ours and will rank equally with all of our existing and future senior unsecured indebtedness.

    The notes will not be listed on any securities exchange or quoted on Nasdaq. Our common stock is listed on the New York Stock Exchange under the symbol “MIR.” On July 1, 2002, the last reported sale price of our common stock on the New York Stock Exchange was $6.11 per share.

    Investing in the notes involves risks. See “Risk Factors” beginning on page S-13 of this prospectus supplement and on page 10 of the accompanying prospectus.

		Underwriting
	Price to	Discounts and	Proceeds to
	Public (1)	Commissions	Mirant (1)

Per Note	100.00%	2.50%	97.50%

Total	$370,000,000	$9,250,000	$360,750,000

(1) Plus accrued interest, if any, from July 8, 2002.

     Mirant has granted the underwriters an option to purchase up to an additional $55,500,000 aggregate principal amount of notes within 30 days from the date of this prospectus supplement solely to cover over-allotments, if any.

     The underwriters expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company against payment on or about July 8, 2002.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

Banc of America Securities LLC	Credit Suisse First Boston	Salomon Smith Barney

Joint Lead Manager

Commerzbank Securities

Co-Managers

Dresdner Kleinwort Wasserstein	Westdeutsche Landesbank Girozentrale

The date of this prospectus supplement is July 1, 2002.

Prospectus Supplement

Prospectus

About This Prospectus	1
Where You Can Find More Information	2
Special Note Regarding Forward-Looking Statements	3
Summary	4
Risk Factors	10
Use of Proceeds	10
Ratio of Earnings to Fixed Charges	11
Description of Debt Securities	12
Description of Capital Stock	22
Description of Warrants	28
Description of Purchase Contracts and Purchase Units	30
Selling Shareholders	31
Plan of Distribution	32
Legal Matters	33
Experts	33

ABOUT THIS PROSPECTUS SUPPLEMENT

      This document is in two parts. The first is this prospectus supplement, which describes the specific terms of the securities we are offering and certain other matters relating to us and our financial condition. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to the securities we are offering.

      You should read this prospectus supplement along with the accompanying prospectus. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus to which it relates or to which we have referred you. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date after the date on the front cover of these documents. Our business, financial condition, results of operations and prospects may have changed since those dates. The notes are being offered and sold only in jurisdictions where offers and sales are permitted.

      If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

      Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “Mirant Corporation,” “Mirant,” “we,” “us” and “our” or similar terms are to Mirant Corporation, its predecessors and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

      This prospectus supplement is part of a registration statement we have filed with the SEC under the Securities Act of 1933, as amended. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus supplement. The registration statement may be inspected by anyone without charge at the SEC’s principal office at 450 Fifth Street, N.W., Washington, D.C. 20549.

      In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy this information at the SEC’s Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

      You may also obtain copies of this information by mail from the SEC’s Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at rates determined by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You can also inspect reports, proxy statements and other information that we have filed electronically with the SEC at the SEC’s web site at http://www.sec.gov. These documents can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. Information that we file later with the SEC and that is incorporated by reference in this prospectus supplement will automatically update and supercede information contained in this prospectus supplement.

      Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

      The following documents contain important information about us and our financial condition. We have previously filed these documents with the SEC and incorporate them by reference into this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed on March 11, 2002, as amended by Form 10-K/A, filed on March 11, 2002;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed on May 13, 2002;

•	our definitive proxy statement filed on March 25, 2002;

•	the description of our common stock and associated preferred stock purchase rights contained in Form 8-A, filed on September 7, 2000 and any amendment or report filed for the purpose of updating this description; and

•	our Current Reports on Form 8-K filed on May 16, 2002 and June 27, 2002 (see Annex A).

      We also incorporate by reference all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering. Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 9 of Form 8-K.

      Statements made in this prospectus supplement or in any document incorporated by reference in this prospectus supplement as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus supplement is a part or as an exhibit to the documents incorporated by reference. Each statement about the contents of any contract or other document is qualified in all material respects by reference to such contract or other document.

      We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered a copy of any document incorporated by reference in this prospectus supplement and any exhibits specifically incorporated by reference in those documents at no cost. You may request copies by contacting us at the following address or telephone number: Corporate Secretary, Mirant Corporation, 1155 Perimeter Center West, Suite 100, Atlanta, Georgia 30338, (678) 579-5000.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Some of the statements contained in this prospectus supplement or incorporated by reference herein, especially those in the sections entitled “Summary,” “Risk Factors” and elsewhere included in this prospectus supplement constitute forward-looking statements in addition to historical information. These statements involve known and unknown risks and relate to future events, our future financial performance or our projected business results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “targets,” “potential” or “continue” or the negative of these terms or other comparable terminology.

      Forward-looking statements are only predictions. Actual events or results may differ materially from any forward-looking statement as a result of various factors, which include:

•	legislative and regulatory initiatives regarding deregulation, regulation or restructuring of the electric utility industry;

•	the extent and timing of the entry of additional competition in the markets of our subsidiaries and affiliates;

•	our pursuit of potential business strategies, including acquisitions or dispositions of assets or internal restructuring;

•	state, federal and other rate regulations in the United States and in foreign countries in which our subsidiaries and affiliates operate;

•	changes in or application of environmental and other laws and regulations to which we and our subsidiaries and affiliates are subject;

•	political, legal and economic conditions and developments in the United States and in foreign countries in which our subsidiaries and affiliates operate;

•	financial market conditions and the results of our financing efforts;

•	changes in market conditions, including developments in energy and commodity supply, volume and pricing and interest rates;

•	weather and other natural phenomena;

•	performance of our projects undertaken and the success of our efforts to invest in and develop new opportunities;

•	developments in the California power markets, including, but not limited to, governmental intervention, deterioration in the financial condition of our counterparties, default on receivables due and adverse results in current or future litigation;

•	the direct or indirect effects on our business, including the availability of insurance, resulting from the terrorist actions on September 11, 2001 or any other terrorist actions or responses to such actions, including, but not limited to, acts of war;

•	the direct or indirect effects on our business resulting from the financial difficulties of Enron or other competitors of Mirant, including, but not limited to, their effects on liquidity in the trading and power industry, and their effects on the capital markets’ views of the energy or trading industry and our ability to access the capital markets on the same favorable terms as in the past;

•	the direct or indirect effects on our business of a lowering of our credit rating (or actions we may take in response to changing credit ratings criteria), including, increased collateral requirements to execute our business plan, demands for increased collateral by our current counterparties, refusal by our current or potential counterparties or customers to enter into transactions with us and our inability to obtain credit or capital in amounts or on terms favorable to us;

•	the disposition of the pending litigation described in our Form 10-K/A filed on March 11, 2002, our Form 10-Q filed on May 13, 2002 and our Form 8-K filed on June 27, 2002; and

•	other factors discussed in this prospectus supplement, the accompanying prospectus or our reports (including our Form 10-K filed on March 11, 2002, as amended by Form 10-K/ A filed on March 11, 2002, and our Form 10-Q filed on May 13, 2002) filed from time to time with the SEC.

      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. We expressly disclaim a duty to update any of the forward-looking statements contained herein.

SUMMARY

      This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before investing in our notes. You should carefully read the entire prospectus supplement, including the risk factors, the accompanying prospectus and the documents incorporated by reference. Unless the context requires otherwise, all references to common stock are to Mirant’s common stock, par value $0.01 per share, and the associated preferred stock purchase rights issued under Mirant’s stockholder rights plan dated August 22, 2000, as more fully described in the accompanying prospectus.

Mirant Corporation

      We are a leading global competitive energy company. We deliver value by integrating an extensive portfolio of power and natural gas assets with risk management and marketing expertise. We have facilities in the United States, Canada, the Caribbean, Asia and Europe and operate one of the world’s largest integrated asset management and energy marketing organizations from our headquarters in Atlanta. As of March 31, 2002, we owned or controlled more than 21,500 MW of electric generating capacity around the world, with approximately 6,000 MW under development. We consider a project under development when we have contracted to purchase machinery for the project, we own or control the project site and are in the permitting process. These projects may or may not have received all of the necessary permits and approvals to begin construction. We cannot provide assurance that projects under development will be completed. In North America, we also control access to approximately 3.8 billion cubic feet per day of natural gas production, more than 4.0 billion cubic feet per day of natural gas transportation and approximately 65 billion cubic feet of natural gas storage.

      In our North America Group, we own and control power generation and natural gas assets and energy marketing operations in North America and generation, transmission and distribution operations in the Caribbean. As of March 31, 2002, we owned and leased power plants in the United States with a total generation capacity of over 14,000 MW, and controlled over 2,800 MW of additional generating capacity through management contracts. Through Mirant Americas Energy Marketing, L.P., our wholly owned indirect subsidiary, we market and trade energy and energy-linked commodities, including electricity, gas, coal, oil, pulp and paper, weather derivatives and emission allowances. In the Caribbean, we have ownership interests in electric utilities, power plants and transmission facilities with total generation capacity of over 1,000 MW. These assets are located in the Bahamas, Jamaica, Trinidad and Tobago and Curacao.

      In our International Group, we have interests in over 8,800 MW (net equity ownership of approximately 3,100 MW) of generation capacity in the Philippines and China. Most of our revenues in the Asia-Pacific region are derived from contracts with government entities or regional power boards and are predominantly linked to the U.S. dollar to mitigate foreign currency exchange risks. In addition, we own a 49% economic interest and a 50% voting interest in WPD Holdings UK (“WPDH”) which distributes electricity to approximately 1.4 million end-users in southwest England and approximately 1 million end-users in South Wales, and we own an indirect economic interest of 3.6% in CEMIG, a 5,632 MW fully integrated utility that operates in the southeast region of Brazil.

      Our principal executive offices are located at 1155 Perimeter Center West, Suite 100, Atlanta, Georgia 30338, and our telephone number is (678) 579-5000.

The Offering

Notes Offered	$370,000,000 aggregate principal amount (plus an additional $55,500,000 aggregate principal amount if the underwriters exercise in full their over-allotment option) of 5.75% convertible senior notes due 2007.

Offering Price	100% of the principal amount of the notes.

Interest	5.75% per year on the principal amount payable semiannually in arrears on January 15 and July 15 of each year, beginning on January 15, 2003.

Ranking	The notes will be senior unsecured obligations of ours and will rank equally with all of our existing and future senior unsecured indebtedness. However, we are a holding company and the notes will be effectively subordinated to all existing and future obligations of our subsidiaries. The notes are also effectively subordinated to our secured obligations to the extent of the collateral. As of March 31, 2002, we had approximately $7,239 million of total consolidated indebtedness outstanding. As of March 31, 2002, our subsidiaries had significant liabilities outstanding, including approximately $4,817 million of total indebtedness.

Maturity	July 15, 2007.

Conversion Rights	Holders may convert their notes at any time prior to stated maturity. For each note surrendered for conversion, a holder will receive 131.9888 shares of our common stock. This represents an initial conversion price of $7.58 per share of common stock based on the issue price of the notes. As described in this prospectus, the conversion rate may be adjusted for certain reasons, but it will not be adjusted for accrued interest. Upon conversion, holders will not receive any cash payment representing accrued and unpaid interest. Instead, accrued and unpaid interest will be deemed paid by the common stock received by holders on conversion. Notes called for redemption may be surrendered for conversion until the close of business two business days prior to the redemption date.

Optional Redemption	On or after July 20, 2005, we may redeem for cash all or part of the notes at any time, upon not less than 30 nor more than 60 days’ notice by mail to holders of notes, for a price equal to 100% of the principal amount of the notes to be redeemed plus any accrued and unpaid interest to the redemption date.

Fundamental Change	If we undergo a Fundamental Change as described in this prospectus supplement, you will have the option to require us to purchase for cash all or any portion of your notes not previously called for redemption. We will pay a purchase price equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to the purchase date.

Events of Default	If there is an event of default on the notes, an amount equal to 100% of the principal amount plus any accrued and unpaid interest may be declared immediately due and payable by the Trustee (as defined in this prospectus supplement) or the holders of at least

25% in principal amount of the outstanding notes. This amount automatically becomes due and payable in some circumstances.

The following are events of default with respect to the notes:

• our failure for 30 days to pay when due any interest on the notes;

• our failure to pay the principal amount of, plus accrued and unpaid interest on, the notes at maturity, upon redemption or following a Fundamental Change, when the same becomes due and payable;

• our failure to deliver shares of our common stock upon an appropriate election by holders of notes to convert those notes and continuance of such default for 10 days;

• our failure to comply in any material respect with any of our covenants or agreements in the notes or the Indenture for 90 days after written notice is given by the Trustee or by the holders of at least 25% in principal amount of all outstanding notes; and

• certain events involving the bankruptcy, insolvency or reorganization of Mirant.

Use of Proceeds	We intend to use the net proceeds of the offering for working capital, liquidity and general corporate purposes. See “Use of Proceeds.”

Book-Entry Form	The notes will be issued in book-entry form and are represented by permanent global certificates deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Trading	The notes will not be listed on any securities exchange or quoted on Nasdaq. No assurance can be given as to the liquidity of or trading market for the notes. Our shares of common stock are traded on the New York Stock Exchange under the symbol “MIR.”

Risk Factors	See “Risk Factors” beginning on page S-13 of this prospectus supplement and the other information in this prospectus supplement for a discussion of the factors you should consider carefully before deciding to invest in the notes.

Selected Financial Data

      The following tables present our selected consolidated financial information. The information set forth below should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed on March 11, 2002, as amended by Form 10-K/A, filed on March 11, 2002 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed on May 13, 2002. The consolidated statement of income and cash flow data for the years ended December 31, 2001, 2000, 1999, 1998 and 1997 and the selected balance sheet data as of December 31, 2001, 2000, 1999, 1998 and 1997 are derived from our audited consolidated financial statements, which were audited by Arthur Andersen LLP, our former independent public accountants. The consolidated statement of income and cash flow data for the three months ended March 31, 2002 and 2001 and the selected balance sheet data as of March 31, 2002 are derived from our unaudited consolidated financial statements which were included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002. The unaudited financial information includes all adjustments, consisting of normal recurring accruals, which we consider necessary for a fair presentation of the financial position and the results of operations for these periods. The historical financial information may not be indicative of our future performance and does not reflect what the financial position and results of operations would have been had we operated as a separate, stand-alone entity during the periods presented.

      The following selected financial information should also be read in light of the following:

•	Our operating revenues declined in 1998 due to our contribution on January 1, 1998 of our power marketing and risk management activities to Mirant Americas Energy Marketing, our marketing and risk management joint venture with Vastar Resources Inc. formed in September 1997. When the joint venture was formed in September 1997, we contributed only our gas marketing and risk management assets to the venture. Prior to the formation of the joint venture, our marketing and risk management activities were wholly owned and consolidated. From January 1, 1998 until August 9, 2000, the day prior to our effective acquisition of Vastar’s 40% interest in Mirant Americas Energy Marketing, we accounted for this joint venture under the equity method of accounting. For 1997, operating revenues would have been $1.768 billion if we had not consolidated our marketing and risk management operations. Effective August 10, 2000, we acquired Vastar’s 40% interest in Mirant Americas Energy Marketing which is now wholly owned and consolidated in our financial statements on a prospective basis.

•	The write-down for 1998 includes write-downs of our investments in our Argentine subsidiary, Alicurá, and our Chilean subsidiary, EDELNOR, to adjust for the difference between the carrying value of the assets and the fair market value. The write-down for 1999, 2000 and 2001 includes further write-downs of our investments in Alicurá, prior to it being sold in 2000, and EDELNOR, prior to it being sold in 2001, to maintain the carrying value at the fair market value as well as our interest in a $31 million write-down at our UK affiliate, WPD, relating to impaired metering assets.

•	In connection with our separation from Southern, we transferred two of our subsidiaries, SE Finance and Capital Funding, to Southern and redeemed Southern’s share of our Series B preferred stock on March 5, 2001. As a result of the transfer, Southern has assumed responsibility for all obligations of SE Finance and Capital Funding. On April 2, 2001, Southern distributed its remaining 80% interest in Mirant to Southern’s stockholders. As a result, we have included the historical results of operations of the related subsidiaries as a discontinued operation.

•	In February 2002, we announced that we had entered into an agreement to sell our State Line generating facility for $182 million plus an adjustment for working capital. The sale closed in June of 2002. State Line was previously reported in our North America Group operations. As a result, we have included the results of operations of State Line as a discontinued operation for the three months ended March 31, 2002 and 2001, however we have not restated any information presented for the years ended December 31, 2001, 2000, 1999, 1998 and 1997.

Selected Financial Data

•	In February 2002, we completed the sale of our 44.8% ownership interest in Bewag for approximately $1.63 billion. We received approximately $1.06 billion in net proceeds after repayment of approximately $550 million in debt associated with our Bewag investment. The net proceeds were used for general corporate purposes, capital expenditures and repayment of certain drawn balances on revolving credit facilities.

•	In March 2002, we adopted a plan to restructure our operations by exiting certain business operations (including our European trading and marketing business), canceling and suspending planned power plant developments, closing business development offices and severing employees. In the first quarter of 2002, we recorded a restructuring charge of $562 million (pre-tax).

	Three Months
	Ended
	March 31,		Year Ended December 31,

	2002	2001	2001	2000	1999	1998	1997

	(unaudited)(in millions, except per share data)
Income Statement Data:
Operating revenues	$7,037	$8,168	$31,502	$13,315	$2,265	$1,819	$3,750

Operating expenses:
Cost of fuel, electricity and other products	6,465	7,381	28,434	11,437	934	891	2,887
Maintenance	32	27	141	136	116	80	74
Depreciation and amortization	79	85	396	317	270	221	182
Selling, general and administrative	155	296	974	512	248	160	188
Impairment loss	—	4	85	18	60	308	—
Restructuring charge	562	—	—	—	—	—	—
Other	107	99	453	231	193	164	147

Operating income (loss)	(363)	276	1,019	664	444	(5)	272

Other income (expense), net:
Interest income	17	52	129	187	172	146	138
Interest expense	(120)	(143)	(560)	(615)	(501)	(430)	(345)
Gain on sales of assets, net	291	—	4	20	313	41	24
Equity in income of affiliates	79	79	245	196	110	135	58
Receivables recovery	29	10	10	—	64	29	—
Other, net	(23)	(3)	38	50	72	29	33

Total other (expense) income, net	273	(5)	(134)	(162)	230	(50)	(92)

Income (loss) from continuing operations before income taxes and minority interest	(90)	271	885	502	674	(55)	180
Provision (benefit) for income taxes:
Continuing operations	(61)	88	260	86	129	(123)	27
Windfall profits tax(1)	—	—	—	—	—	—	148
Minority interest	15	14	62	84	183	80	29

Income (loss) from continuing operations	(44)	169	563	332	362	(12)	(24)
Income from discontinued operations, net of income tax benefit of $3 in 2001, $20 in 2000, $15 in 1999, $22 in 1998, and $10 in 1997	2	11	5	27	10	12	8

Net income (loss)	$(42)	$180	$568	$359	$372	$—	$(16)

Earnings per share information:
Diluted:
From continuing operations	$(0.11)	$0.49	$1.62	$1.15	$1.33	$(0.04)	$(0.09)
Net income (loss)	$(0.10)	$0.52	$1.63	$1.24	$1.37	$—	$(0.06)

Weighted average number of shares outstanding	404.1	354.1	356.9	293.0	272.0	272.0	272.0

Selected Financial Data

	Three Months
	Ended
	March 31,		Year Ended December 31,

	2002	2001	2001	2000	1999	1998	1997

	(unaudited) (in millions)
Statement of Cash Flows Data:
Cash flow from operating activities	$275	$(111)	$311	$961	$573	$469	$293
Cash flow from investing activities	1,024	(548)	(2,859)	(2,831)	(2,179)	(1,601)	(4,232)
Cash flow from financing activities	(1,229)	790	2,317	2,718	1,286	1,295	4,177
Other Operating Data (Unaudited):
EBITDA(2)	$(205)	$440	1,660	$1,177	$824	$351	$512

	As of	As of December 31,
	March 31,
	2002	2001	2000	1999	1998	1997

	(unaudited)
		(in millions)
Balance Sheet Data:
Cash and cash equivalents	$906	$836	$1,049	$323	$561	$398
Property, plant and equipment, net	7,818	7,847	5,681	6,025	4,691	4,255
Investments	1,078	2,244	1,797	1,490	1,540	1,159
Total assets	20,593	22,754	24,136	13,863	12,054	10,630
Subsidiary obligated mandatorily redeemable preferred securities(3)	—	—	950	1,031	1,033	682
Non-recourse debt(4)	4,814	5,932	6,136	6,202	5,101	4,615
Notes payable to Southern	—	—	—	—	926	830
Total long-term debt	6,016	5,824	5,596	4,954	3,919	3,689
Total debt	7,239	8,483	7,086	7,152	6,027	5,445
Company obligated mandatorily redeemable securities of a subsidiary holding solely parent company debentures	345	345	345	—	—	—
Stockholders’ equity	5,467	5,498	4,136	3,102	2,642	2,132

(1)	In 1997, the UK imposed a windfall profits tax on the UK’s privatized utilities.

(2)	EBITDA represents our operating income (loss) plus depreciation and amortization and our equity in income of affiliates. EBITDA excludes the impact of minority interests. EBITDA, as defined, is presented because it is a widely accepted financial indicator used by some investors and analysts to analyze and compare companies on the basis of operating performance. EBITDA, as defined, is not intended to represent cash flows for the period, nor is it presented as an alternative to operating income or as an indicator of operating performance. It should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with GAAP in the United States and is not indicative of operating income or cash flow from operations as determined under GAAP. Our method of computation may or may not be comparable to other similarly titled measures by other companies.

(3)	This total of $950 million was preferred securities and capital securities issued by special purpose financing subsidiaries held by Capital Funding, the proceeds of which were loaned to Southern. Southern paid interest on subordinated notes issued in favor of the financing subsidiaries, which payments were used to pay dividends on those preferred securities. In addition, Southern guaranteed payments due under the terms of those securities. These securities were non-recourse to us. In connection with our separation from Southern, Capital Funding was transferred to Southern on March 5, 2001.

(4)	This debt is non-recourse to us but is recourse to the applicable subsidiaries and their assets.

RISK FACTORS

      Investing in our notes involves risk. In order to better understand the risks involved in an investment in our securities, you should carefully consider the following risks, as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision.

Risks Related to the Notes

      We expect that the trading value of the notes will be significantly affected by the price of our common stock and other factors.

      The market price of the notes is expected to be significantly affected by the market price of our common stock. This may result in greater volatility in the trading value of the notes than would be expected for nonconvertible debt securities we issue. The stock market has experienced significant price and trading volume fluctuations, and the market prices of companies in our industry have been particularly volatile. It is impossible to predict whether the price of our common stock will rise or fall. Trading prices of the common stock will be influenced by our operating results and prospects and by economic, financial and other factors. In addition, general market conditions, including the level of, and fluctuations in, the trading prices of stocks generally, could affect the price of our common stock. These factors could adversely affect the value and the trading prices for the notes.

      An active trading market for the notes may not develop.

      We cannot assure you that an active trading market for the notes will develop or as to the liquidity or sustainability of any such market, the ability of holders to sell their notes or the price at which holders of the notes will be able to sell their notes. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, the market for similar securities, the price of our common stock, our performance and other factors.

      We may not have the ability to raise the funds necessary to finance the Fundamental Change purchase.

      Upon the occurrence of a Fundamental Change of Mirant, holders of the notes may require us to purchase their notes. However, it is possible that we would not have sufficient funds at that time to make the required purchase of the notes. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, may not constitute a Fundamental Change under the indenture. See “Description of Notes — Fundamental Change.”

      Our holding company structure results in structural subordination and may affect our ability to make payments on the notes.

      The notes are obligations exclusively of Mirant. We are a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. As a result, our cash flow and our ability to service our debt, including the notes, depends upon the earnings of our subsidiaries. In addition, we depend on the distribution of earnings, loans or other payments by our subsidiaries to us.

      Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations.

      Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

      The U. S. Government has indicted and a jury has convicted our former independent auditor, Arthur Andersen LLP.

      Arthur Andersen LLP, our former independent auditor, was indicted on March 14, 2002 and convicted by a jury on June 15, 2002 on federal obstruction of justice charges arising from the government’s investigation of Enron Corporation. Although we dismissed Arthur Andersen LLP on May 15, 2002, and engaged KPMG LLP to conduct the audit of our financial statements for the fiscal year ending December 31, 2002, it is possible that events arising out of the indictment and conviction may adversely affect the ability of Arthur Andersen LLP to satisfy any claims arising from auditing our financial statements and other services provided to us. The foregoing dismissal and engagement also could be disruptive to our business and financing activities and could affect the price and liquidity of our securities.

Risks Related to Our Business

      Changes in commodity prices may impact financial results, either favorably or unfavorably.

      Our generation and distribution businesses are subject to changes in power prices and fuel costs which may impact their financial results and financial position by increasing the cost of producing power and decreasing the amounts they receive from the sale of power. In addition, actual power prices and fuel costs may differ from those assumed in our financial models.

      Many factors influence the level of commodity prices, including weather, illiquid markets, transmission or transportation inefficiencies, availability of competitively priced alternative energy sources, demand for energy commodities, natural gas, crude oil and coal production, natural disasters, wars, embargoes and other catastrophic events, and federal, state and foreign energy and environmental regulation and legislation.

      Additionally, we may, at times, have an open position in the market, within established guidelines, resulting from the management of our portfolio. To the extent open positions exist, fluctuating commodity prices can impact financial results and financial position, either favorably or unfavorably. Furthermore, the risk management procedures we have in place may not always be followed or may not always work as planned. As a result of these and other factors, we cannot predict with precision the impact that our risk management decisions may have on our businesses, operating results or financial position. Although we devote a considerable amount of management efforts to these issues, their outcome is uncertain.

      Our profitability may decline if our hedging strategies do not work as planned or if we are not able to execute our hedging strategy.

      To lower our financial exposure related to commodity price fluctuations, our energy marketing and risk management operations routinely enter into contracts to hedge purchase and sale commitments, weather conditions, fuel requirements and inventories of natural gas, coal, electricity, crude oil and other commodities. As part of this strategy, we routinely utilize fixed-price forward physical purchase and sales contracts, futures, financial swaps and option contracts traded in the over-the-counter markets or on exchanges. However, we do not expect to cover the entire exposure from market price volatility of its assets and the coverage will vary over time. In addition, as a result of marketplace illiquidity and other factors, our energy marketing and risk management operations may, at times, be unable to fully hedge our portfolios for market risks. Failure to hedge against changes in commodity prices may cause our profitability to decline.

      Our projects located outside of the United States expose us to risks related to laws of other countries, taxes, economic conditions, fluctuations in currency rates, labor supply and relations, political conditions and policies of foreign governments. These risks may delay or reduce our realization of value from our international projects.

      We have substantial operations outside the United States. In 2001, we derived approximately 48% of our net income from foreign operations. The acquisition, financing, development and operation of projects outside the United States entail significant political and financial risks, which vary by country, including:

•	changes in laws or regulations,

•	changes in foreign tax laws and regulations, including unexpected tax liabilities,

•	changes in United States laws, including tax laws, related to foreign operations,

•	compliance with United States foreign corrupt practices laws,

•	changes in government policies or personnel,

•	changes in general economic conditions affecting each country,

•	difficulty in converting earnings to United States dollars or moving funds out of the country in which the funds were earned,

•	fluctuations in currency exchange rates,

•	changes in labor relations in operations outside the United States,

•	political instability and civil unrest, and

•	expropriation and confiscation of assets and facilities.

      Despite contractual protections we have against many of these risks for our operations in the Philippines, China and some other countries in which we operate or may invest in the future, our actual results may be affected by the occurrence of any of these events.

      Risk from fluctuations in currency exchange rates can arise when our foreign subsidiaries borrow funds in one type of currency but receive revenue in another. In such cases, an adverse change in exchange rates can reduce our ability to meet debt service obligations. Foreign currency risk can also arise when the revenues received by our foreign subsidiaries are not in United States dollars. In such cases, a strengthening of the United States dollar could reduce the amount of cash and income we receive from these foreign subsidiaries.

      While we believe we have hedges and contracts in place to mitigate our most significant foreign currency exchange risks, we have some exposure that is not hedged. For example, while we use long-term cross-currency agreements to hedge a significant portion of our net investment in WPD, we have a portion that is not hedged. We also have currency risks with our investment in CEMIG in Brazil. We believe that these risks are material but we have decided not to hedge them due to the high cost and the uncertain effectiveness of implementing such a hedge.

      Our international operations are subject to regulation by various foreign governments and regulatory authorities. The laws and regulations of some countries may limit our ability to hold a majority interest in some of the projects that we may develop or acquire, thus limiting our ability to control the development, construction and operation of those projects. In addition, the legal environment in foreign countries in which we currently own assets or projects or may develop projects in the future could make it more difficult for us to enforce our rights under agreements relating to such projects.

      Our international projects may also be subject to risks of being delayed, suspended or terminated by the applicable foreign governments or may be subject to risks of contract invalidation by commercial or governmental entities. For example, the Philippines electricity reform laws and implementing regulations are intended to break-up and privatize most of the Philippines NPC, our main customer. We do not believe that these regulations will have a material adverse effect on our operations in the Philippines, but we cannot provide assurance that this will be the case.

      Some of our facilities depend on only one or a few customers or suppliers. These parties, as well as other parties with whom we have contracts, may fail to perform their obligations, or may terminate their existing agreements, which may result in a default on project debt or loss in revenues and may require us to institute legal proceedings to enforce our agreements.

      Several of our power production facilities rely on a single customer or a few customers to purchase most or all of the facility’s output or on a single supplier or a few suppliers to provide fuel, water and other services required for the operation of the facility. Our sale and procurement agreements for these facilities may also provide support for any project debt used to finance the related facilities. The financial performance of these facilities is dependent on the continued performance by customers and suppliers of their obligations under their long-term agreements.

      In addition, our energy marketing and risk management operations are exposed to the risk that counterparties which owe us money or energy as a result of market transactions will not perform their obligations. We are currently owed significant past due revenues from the PX and CAISO as a result of the failure of Pacific Gas and Electric and SCE to perform their obligations to the PX and CAISO. We have had to take legal action against some counterparties in the past because of their failure to perform, and one counterparty filed for bankruptcy protection as a result.

      Finally, revenue under some of our power sales agreements may be reduced significantly upon their expiration or termination. Much of the electricity we generate from our existing portfolio is sold under long-term power sales agreements that expire at various times. When the terms of each of these power sales agreements expire, it is possible that the price paid to us for the generation of electricity may be reduced significantly, which would substantially reduce our revenue under such agreements.

      Failures of companies within our sector could have a material adverse effect on us.

      The failure of companies within our sector could have a materially negative effect on our business. Adverse effects could include increased negative sentiment and reactions from our customers, investors, lenders or credit rating agencies, increased requirements for collateral in the transaction of our businesses, increased pressure on our liquidity and reduced or no access to additional capital. These reactions, and others, could impair our ability to achieve our business plan.

      Our credit ratings have been reduced by Moody’s and Fitch; these and any other reductions in ratings could materially adversely affect our financial condition.

      On December 19, 2001, Moody’s lowered its rating on our senior unsecured debt from Baa2 (investment grade) to Ba1 (non-investment grade) and, on June 24, 2002, Fitch lowered its rating on our senior notes and convertible senior notes to BBB- from BBB and on our convertible trust preferred securities to BB from BBB-, with negative outlook. At such time, Moody’s also lowered its rating on the following of our subsidiaries or subsidiary issues: Mirant Americas Energy Marketing, Mirant Trust I and Mirant Americas Generation. S&P has assigned a rating to our senior unsecured debt of “BBB-”. While the foregoing indicates the ratings from the various rating agencies, we note that these ratings are not a recommendation to buy, sell or hold our securities and that each rating should be evaluated independently of any other rating. There can be no assurance that a rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in its judgment, circumstances in the future so warrant.

      The downgrade by Moody’s increased requirements for collateral in the transaction of our businesses, increased pricing of our credit facilities, increased pressure on our liquidity and reduced our ability to raise capital. A reduction of our credit rating by Standard & Poor’s, or a further reduction in our credit rating by Moody’s or Fitch, could have a material adverse effect on our financial condition. Adverse effects of further ratings reductions could include increased negative sentiment and reactions from our customers, investors, lenders or other credit rating agencies, increased requirements for collateral in the transaction of our businesses, increased pressure on our liquidity, increased cost of financing and reduced or no access to additional capital. These reactions, and others, could impair our ability to achieve our business plan.

      Due to current market conditions and our current subinvestment grade rating by Moody’s, we may be unable to obtain the financing we need to pursue our business plan, and any future financing or refinancing received may be less favorable than our current arrangements.

      Each of our projects under development and those projects and businesses we may seek to acquire or construct will require capital investment. In addition, we have existing indebtedness that will need to be refinanced as it comes due. Our attempts to consummate future financing transactions may not be successful or may require us to agree to more restrictive covenants and default provisions, increased financing costs and lower leverage.

      We have generally been able to arrange for a majority of the financing of each project or business on a basis that is substantially non-recourse to us. We may attempt to continue this practice where and when we determine it to be in our best interest, but we cannot provide assurance that market conditions and other factors will permit future project and acquisition financings on terms similar to those our subsidiaries have previously received. If we are not able to obtain additional debt on acceptable terms, it could have a material adverse effect on our business plan and may require us to issue additional equity. Any future equity financings could be dilutive to existing holders of our common stock and could have a material adverse effect on the market price of our common stock.

      Our activities are restricted by substantial indebtedness. This indebtedness may be accelerated if we are unable to service it. Acceleration of some of our debt may cause other lenders to accelerate other debt obligations.

      We have incurred substantial indebtedness on a consolidated basis to finance our business. As of March 31, 2002, our total consolidated indebtedness was $7.24 billion (approximately $2.48 billion of which was recourse to Mirant Corporation), our total consolidated assets were $20.59 billion and our stockholders’ equity was $5.47 billion. Our ability to meet our debt service obligations and to repay our outstanding indebtedness will depend primarily upon cash flow produced by our business. Our level of indebtedness has important consequences, including:

•	limiting our ability to refinance existing indebtedness as it comes due and to borrow additional amounts for working capital, capital expenditures, debt service requirements, execution of our business plan or other purposes,

•	limiting our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to service our debt,

•	increasing our vulnerability to general adverse economic and industry conditions, and

•	limiting our ability to capitalize on business opportunities and to react to competitive pressures and adverse changes in government regulation.

      In addition, some of our existing debt agreements contain restrictive covenants which, among other things, can limit or prohibit our ability to:

•	incur indebtedness,

•	make prepayments of indebtedness in whole or in part,

•	pay dividends,

•	make investments,

•	engage in transactions with affiliates,

•	create liens,

•	sell assets, and

•	acquire facilities or other businesses.

      If we, or one of our subsidiaries, are unable to comply with the terms of its debt agreements, the relevant debt holders may accelerate the maturity of the obligations of such borrower. Although a default or acceleration of debt at the subsidiary level would not trigger a cross-default under Mirant Corporation’s credit arrangements, a default or acceleration of our, or our subsidiaries’, debt could cause cross-defaults or cross-accelerations under the obligations of such borrower and, in certain instances, the obligations of our other subsidiaries. In such event, and because of our substantial indebtedness, we may be unable to refinance such indebtedness and the respective borrower may be unable to repay such debt.

      Our costs of compliance with environmental laws are significant and the cost of compliance with new environmental laws could adversely affect our profitability.

      Our operations are subject to extensive federal, state, local and foreign statutes, rules and regulations relating to environmental protection. To comply with these legal requirements, we must spend significant sums on environmental monitoring, pollution control equipment and emission fees. We may be exposed to compliance risks from new projects, as well as from plants we have acquired.

      Our failure to comply with environmental laws may result in the assessment of penalties and fines against us by regulatory authorities. With the trend toward stricter standards, greater regulation, more extensive permitting requirements and an increase in the number and types of assets operated by us subject to environmental regulation, we expect our environmental expenditures to be substantial in the future. As is true in many countries of the world, the governments of the United States, China, the Philippines, various European nations and Trinidad and Tobago have proposed increased environmental regulation of many industrial activities, including increased regulation of air quality, water quality and solid waste management. For example, the United States EPA has promulgated more stringent air quality standards for particulate matter emitted from power plants. The scope and extent of new environmental regulations, including their effect on our operations, is unclear.

      Unless our contracts with customers expressly permit us to pass through increased costs attributable to new statutes, rules and regulations, we may not be able to recover capital costs of complying with new environmental regulations, which may adversely affect our profitability. Most of our contracts with customers do not permit us to recover capital costs incurred to comply with new environmental regulations.

      Our business in the United States is subject to complex government regulations and changes in these regulations or in their implementation may affect the costs of operating our facilities or our ability to operate our facilities, which may negatively impact our results of operations.

      The majority of our generation operations in the United States are exempt wholesale generators that sell electricity exclusively into the wholesale market. Generally, our exempt wholesale generators are subject to regulation by the FERC regarding rate matters and state public utility commissions regarding non-rate matters. The majority of our generation from exempt wholesale generators is sold at market prices under market rate authority exercised by the FERC, although the FERC has the authority to impose “cost of service” rate regulation or other market power mitigation measures if it determines that market pricing is not in the public interest. A loss of our market-based rate authority would prohibit electricity sales at market rates and would require all sales to be cost-based. A loss of our market-based rate authority could severely impair the execution of our business plan and could have a materially negative impact on our business.

      To conduct our business, we must obtain licenses, permits and approvals for our plants. We cannot provide assurance that we will be able to obtain and comply with all necessary licenses, permits and approvals for our plants. If we cannot comply with all applicable regulations, our business, results of operations and financial condition could be adversely affected.

      The United States Congress is considering legislation that would repeal PURPA entirely, or at least eliminate the future obligation of utilities to purchase power from qualifying facilities, and also repeal

PUHCA. In the event of a PUHCA repeal, competition from independent power generators and from utilities with generation, transmission and distribution would likely increase.

      Repeal of PURPA or PUHCA may or may not be part of comprehensive legislation to restructure the electric utility industry, allow retail competition and deregulate most electric rates. We cannot predict the effect of this type of legislation, although we anticipate that any legislation would result in increased competition. If we were unable to compete in an increasingly competitive environment, our business and results of operations may suffer.

      We cannot predict whether the federal government, state legislatures or foreign governments will adopt legislation relating to the energy industry. We cannot provide assurance that the introduction of new laws or other future regulatory developments will not have a material adverse effect on our business, results of operations or financial condition.

      Our facilities may not operate as planned, which may lead to poor financial performance and the acceleration of the affected project debt.

      The operation of power plants involves many risks, including the breakdown or failure of generation equipment or other equipment or processes, labor disputes, fuel interruption and operating performance below expected levels. In addition, weather related incidents and other natural disasters can disrupt both generation and transmission delivery systems. Operation of our power plants below expected capacity levels may result in lost revenues or increased expenses, including higher maintenance costs and penalties. In addition, we may not be able to repay the project debt for an under-performing facility, which could trigger default provisions in a project subsidiary’s or project affiliate’s financing agreements and might allow the affected lenders to accelerate that debt.

      Our operations depend substantially on the performance of our subsidiaries and affiliates, some of which we do not control and some of which are subject to restrictions and taxation on dividends and distributions. Almost all of our operations are conducted through our subsidiaries and affiliates. As a result, we depend almost entirely upon their earnings and cash flow.

      Five of our major affiliates, listed below, are not subject to our control of management and policies to the same extent as our consolidated subsidiaries:

•	Birchwood, which owns the Birchwood power plant in Fredericksburg, Virginia,

•	WPD which distributes power in southwest England and South Wales,

•	Shajiao C, which owns the Shajiao C plant in China,

•	CEMIG in Brazil, and

•	PowerGen of Trinidad and Tobago.

      However, we do exercise significant influence over the operations of these affiliates, and we account for these investments using the equity method of accounting. The affiliates, including SIPD which was sold in May 2002, contributed approximately 43.6% of our income from continuing operations in 2001.

      The debt agreements of some of our subsidiaries and affiliates restrict their ability to pay dividends, make distributions or otherwise transfer funds to us prior to the payment of other obligations, including operating expenses, debt service and reserves. Further, if we elect to receive distributions of earnings from our foreign operations, we may incur United States taxes, net of any available foreign tax credits, on such amounts. Dividend payments from our international projects to us are, in some countries, also subject to withholding taxes.

      Our business development activities may not be successful and, as such, projects may be cancelled or otherwise may not commence operation as scheduled despite the expenditure of significant amounts of capital.

      Our business involves numerous risks relating to the acquisition, development and construction of large power plants. Our success in developing a particular project may be contingent upon, among other things, negotiation of satisfactory engineering, construction, fuel supply and power sales contracts, receipt of required governmental permits and timely implementation and satisfactory completion of construction. We may be unsuccessful in accomplishing any of these matters or in doing so on a timely basis. Although we may attempt to minimize the financial risks in the development of a project by securing a favorable power sales agreement, obtaining all required governmental permits and approvals and arranging adequate financing prior to the commencement of construction, the development of a power project may require us to expend significant sums for preliminary engineering, permitting, legal, equipment fabrication and other expenses before we can determine whether a project is feasible, economically attractive or capable of being financed.

      Currently, we have power plants under development or construction and we intend to pursue the expansion of existing plants and the development of other new plants. Our completion of these facilities without delays or cost overruns is subject to substantial risks, including changes in market prices; shortages and inconsistent qualities of equipment, material and labor; work stoppages; permitting and other regulatory matters; adverse weather conditions; unforeseen engineering problems; environmental and geological conditions; unanticipated cost increases; and our attention to other projects, any of which could give rise to delays, cost overruns or the termination of the plant expansion, construction or development.

      If we were unable to complete the development of a facility, we would generally not be able to recover our investment in the project. The process for obtaining initial environmental, siting and other governmental permits and approvals is complicated, expensive and lengthy, often taking more than one year, and is subject to significant uncertainties. In addition, construction delays and contractor performance shortfalls can result in the loss of revenues and may, in turn, adversely affect our results of operations. The failure to complete construction according to specifications can result in liabilities, reduced plant efficiency, higher operating costs and reduced earnings.

      We are currently under audit by the IRS for the tax years 1996-1999.

      The Internal Revenue Service (the “IRS”) has completed its audit of us for all tax years through 1995. For years subsequent to 1995, the IRS may raise issues that may have a material effect on our cash flows and net income. However, we believe that we have substantial authority for the positions we have taken.

      Our historical financial results from when we were a subsidiary of Southern may not be representative of our results as a separate company.

      The historical financial information included in our Form 10-K/A filed on March 11, 2002 does not necessarily reflect what our financial position, results of operations and cash flows would have been had we been a separate, stand-alone entity during the periods presented. Our costs and expenses reflect charges from Southern for centralized corporate services and infrastructure costs, including engineering, legal, accounting, information technology, investor relations and stockholder services, insurance and risk management, tax, environmental, human resources and payroll and external affairs, including marketing and public relations.

      These allocations have been determined based on regulatory limitations and other bases that we and Southern considered to be reasonable reflections of the utilization of services provided to us for the benefits received by it. This historical financial information is not necessarily indicative of what our results of operations, financial position and cash flows will be in the future. We experienced significant changes in our cost structure, funding and operations as a result of our separation from Southern, including increased marketing expenses related to building a company brand identity separate from Southern and increased costs associated with being a publicly traded, stand-alone company.

      Terrorist attacks, such as the attacks that occurred in New York, Pennsylvania and Washington, D.C. on September 11, 2001, and future war or risk of war may adversely impact our results of operations, our ability to raise capital or our future growth.

      The impact that the terrorist attacks of September 11, 2001 may have on our industry in general, and on us in particular, is not known at this time. Uncertainty surrounding retaliatory military strikes or a sustained military campaign may impact our operations in unpredictable ways, including changes in insurance markets, disruptions of fuel supplies and markets, particularly oil, and the possibility that infrastructure facilities, including electric generation, transmission and distribution facilities, could be direct targets of, or indirect casualties of, an act of terror. War or risk of war may also have an adverse effect on the economy. The terrorist attacks on September 11, 2001 and the changes in the insurance markets attributable to the terrorist attacks have made it difficult for us to obtain certain types of insurance coverage. We may be unable to secure the levels and types of insurance we would otherwise have secured prior to September 11, 2001. There can be no assurance that insurance will be available to us without significant additional costs. A lower level of economic activity could also result in a decline in energy consumption, which could adversely affect our revenues or restrict our future growth. Instability in the financial markets as a result of terrorism or war could also affect our ability to raise capital.

      Capital market conditions may adversely affect growth prospects.

      Current conditions in the capital markets have resulted in the need for additional liquidity. Continuation of these conditions could adversely affect our results of operations and growth prospects. To respond to these conditions, we have taken certain steps, including issuing the notes in this offering, issuing 60,000,000 shares of our common stock in December 2001 to raise additional equity of $759 million, reducing our planned capital expenditures by deferring or canceling certain construction and acquisition projects through 2003, reducing corporate overhead expenses and undertaking the sale of generation assets. There can be no assurance that conditions in the energy equity markets will not continue to adversely affect our ability to efficiently conduct our marketing operations and affect our results of operations.

      We are currently involved in significant litigation that, if decided adversely to Mirant, could materially adversely affect our results of operations, cash flows and results of operations.

      We are currently involved in a number of lawsuits concerning our activities in the western power markets. These include a number of lawsuits by the California Attorney General and ratepayers alleging, among other things, that certain owners of electric generation facilities in California, and energy marketing, engaged in various unlawful and fraudulent business acts that served to manipulate wholesale markets and allegedly inflated wholesale electricity prices in California. Additionally, to date, twelve lawsuits have been filed against us and four of our officers alleging, among other things, that defendants made material misrepresentations and omissions to the investing public regarding our business operations and future prospects during the period from January 19, 2001 through May 6, 2002. In addition, we are involved in various other litigation matters, all of which is described in more detail in our Form 10-K/A filed on March 11, 2002, our Form 10-Q dated May 13, 2002 and Form 8-K filed on June 27, 2002 included in Annex A to this prospectus supplement. We intend to vigorously defend against these claims, but the results of this litigation cannot be determined. Adverse outcomes for us in this litigation could require significant expenditures by us and could have a material adverse effect on our financial condition, cash flows and results of operations.

USE OF PROCEEDS

      We estimate the proceeds from the sale of the notes to be $370 million ($425.5 million if the underwriters exercise their over-allotment option in full), before deducting the expenses and underwriting discounts and commissions of the offering. We intend to use the net proceeds of the offering for working capital, liquidity and general corporate purposes.

RATIOS OF EARNINGS TO FIXED CHARGES

      The table below sets forth the ratios of earnings to fixed charges of Mirant and its consolidated subsidiaries on a historical basis for each of the periods indicated:

	Year Ended December 31,
First Quarter
2002	2001	2000	1999	1998	1997

*	2.1	1.5	2.0	*	1.4

*	For the first quarter 2002 and for the year ended December 31, 1998, fixed charges exceeded earnings by approximately $200 million and $177 million, respectively.

     The ratio of earnings to fixed charges is computed by dividing (i) income from continuing operations before income taxes and minority interest, plus fixed charges and distributed income of unconsolidated affiliates, less equity income in unconsolidated affiliates, capitalized interest and minority interest in losses by (ii) fixed charges. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs), capitalized interest and the portion of operating lease rental expense that is representative of the interest factor (deemed to be 40% of operating lease rentals). The 6.25% coupon rate of interest related to our $345 million trust preferred securities issued in September 2000 is not reflected in our fixed charges calculation.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

      Our common stock is listed and traded on the New York Stock Exchange under the symbol “MIR.” The following table provides, for the calendar quarters indicated, the high and low sales prices per share on the New York Stock Exchange as reported on the New York Stock Exchange Composite Tape. Our common stock began trading on the New York Stock Exchange on September 27, 2000.

Period	High	Low

2000
Third Quarter (from September 27, 2000)	$31.87	$28.00
Fourth Quarter	$31.75	$20.56
2001
First Quarter	$36.00	$20.94
Second Quarter	$47.20	$27.70
Third Quarter	$39.59	$19.25
Fourth Quarter	$29.35	$13.16
2002
First Quarter	$16.49	$7.50
Second Quarter	$14.67	$6.50

      On July 1, 2002, the last reported sale price of our common stock on the New York Stock Exchange was $6.11 per share. As of June 27, 2002, there were approximately 161,711 holders of record of our common stock.

      We currently intend to retain any future earnings to fund the needs of our business. Therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

CAPITALIZATION

      The following table sets forth our actual cash and cash equivalents and capitalization as of March 31, 2002. Our capitalization is presented:

•	on an actual basis; and

•	as adjusted to reflect the sale of the notes in this offering and the application of the estimated net proceeds therefrom as described under “Use of Proceeds.”

      You should read the information in this table together with our consolidated financial statements and the related notes and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2001 as amended on Form 10-K/A and our Quarterly Report on Form 10-Q for the three months ended March 31, 2002, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of March 31, 2002

	(Unaudited)
		As
	Actual	Adjusted(1)

	(In millions)
Cash and cash equivalents(2)	$906	$1,267

Non-recourse short-term debt(3)	$53	$53
Current portion of non-recourse long-term debt(3)	1,170	1,170
Current portion of recourse long-term debt	—	—
Recourse short-term debt	—	—

Total short-term debt	1,223	1,223

Non-recourse long-term debt(3)	3,591	3,591
Notes offered hereby	—	370
Recourse senior notes and other long-term debt(4)	2,425	2,425

Total long-term debt	6,016	6,386

Minority Interest:
Company obligated mandatorily redeemable securities of a subsidiary holding solely parent company notes	345	345
Stockholders’ Equity:
Common stock, $.01 par value(5)	4	4
Additional paid-in capital	4,892	4,892
Retained earnings	687	687
Accumulated other comprehensive loss	(114)	(114)
Treasury stock, at cost	(2)	(2)

Total capitalization	$13,051	$13,421

(1)	As adjusted column does not include 48,835,856 shares of common stock reserved for issuance upon conversion of the notes offered (56,161,234 shares if the underwriters exercise their over-allotment option in full).

(2)	Does not reflect restricted cash.

(3)	This debt is non-recourse to us but is recourse to our applicable subsidiaries and their assets.

(4)	Includes $975 million outstanding under our 364-day revolving credit facility as of March 31, 2002. As of June 28, 2002, $775 million was outstanding under the facility. The facility matures in July 2002 and we are in the process of negotiating with various lending institutions to enter into a new 364-day revolving credit facility in an amount of up to $750 million to replace our existing 364-day revolving credit facility. We expect the new 364-day revolving credit facility will have slightly higher pricing and stricter covenants than our existing facility.

(5)	Does not include approximately 32,000,000 shares of common stock reserved for issuance pursuant to our Omnibus Incentive Compensation Plan, common stock issuable upon conversion of our 2.5% Convertible Senior Debentures due 2021 or Mirant Trust I’s 6 1/4% Junior Convertible Subordinated Debentures, Series A.

DESCRIPTION OF NOTES

      We will issue the notes under a Senior Indenture to be dated as of July 8, 2002, as supplemented by a first supplemental indenture to be dated as of July 8, 2002 between Mirant Corporation and Deutsche Bank Trust Company Americas, as trustee (together, the “Indenture”).

      This summary supplements and modifies the description of the general terms in the accompanying prospectus in “Description of Debt Securities.” This “Description of Notes” is qualified by, and is subject in its entirety to, the Indenture. If there is any conflict between this “Description of Notes” or the “Description of Debt Securities” in the accompanying prospectus, or the Indenture, the terms of the Indenture shall control.

General

      The notes will be issued as a series of 5.75% convertible notes under the Indenture.

      The notes will be senior unsecured obligations of ours and are limited to an aggregate principal amount of $370,000,000 or $425,500,000 if the underwriters exercise their over-allotment option in full. The notes will mature on July 15, 2007. The notes will rank equally with all of our existing and future senior unsecured indebtedness.

      The notes will be issued at a price to investors of $1,000 per note. The notes will accrue interest at a rate of 5.75% per year from July 8, 2002 or from the most recent interest payment date to which interest has been paid or duly provided, payable semiannually in arrears on January 15 and July 15 of each year, beginning January 15, 2003. The notes will be issued only in denominations of $1,000 principal amount and multiples of $1,000 principal amount.

      Interest will be paid to the person in whose name a note is registered at the close of business on January 1 or July 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

      You will have the option to convert your notes into shares of our common stock at an initial conversion rate of 131.9888 shares of common stock per note. This is equivalent to an initial conversion price of $7.58 per share of common stock. The conversion rate is subject to adjustment if certain events occur. Upon conversion, you will receive only shares of our common stock. You will not receive any cash payment for interest accrued to the conversion date.

      If any interest payment date, maturity date, redemption date or purchase date of a note falls on a day that is not a business day, the required payment of principal and interest will be made on the next succeeding business day as if made on the date that the payment was due and no interest will accrue on that payment for the period from and after the interest payment date, maturity date, redemption date or purchase date, as the case may be, to the date of that payment on the next succeeding business day. The term “business day” means, with respect to any note, any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

Optional Redemption

      No sinking fund is provided for the notes. Prior to July 20, 2005, the notes will not be redeemable. On or after July 20, 2005, at our option we may redeem the notes for cash at any time in whole, or from time to time in part, for a cash price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest. We will give not less than 30 days’ nor more than 60 days’ notice of redemption by mail to noteholders.

      If we decide to redeem fewer than all of the outstanding notes, the Trustee will select the notes to be redeemed by lot, or on a pro rata basis or by another method the Trustee considers fair and appropriate.

      If the Trustee selects a portion of your note for partial redemption and you convert a portion of the same note, the converted portion will be deemed to be from the portion selected for redemption.

      In the event of any redemption in part, we will not be required to:

•	issue, register the transfer of or exchange any note during a period beginning at the opening of business 15 days before any selection of notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of notes to be so redeemed; or

•	register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

Conversion Rights

      Holders may convert each of their notes into shares of our common stock at a conversion ratio of 131.9888 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of $7.58 per share of common stock based on the issue price of the notes). The conversion rate and the equivalent conversion price in effect at any given time are referred to in this prospectus supplement as the applicable conversion rate and the applicable conversion price, respectively, and will be subject to adjustment as described below. A holder may convert fewer than all of such holder’s notes so long as the notes converted are an integral multiple of $1,000 principal amount.

      You will not receive any cash payment representing accrued and unpaid interest upon conversion of a note. If notes are converted after a record date for an interest payment but prior to the next interest payment date, those notes, other than notes called for redemption, must be accompanied by funds equal to the interest payable on the next interest payment date on the principal amount so converted. No such payment will be required from a holder if we exercise our right to redeem such notes. Instead, upon conversion we will deliver to you a fixed number of shares of our common stock and any cash payment to account for fractional shares. The cash payment for fractional shares will be based on the sale price of our common stock on the trading day immediately prior to the conversion date. Delivery of shares of common stock will be deemed to satisfy our obligation to pay the principal amount of the notes, including accrued interest. Accrued and unpaid interest will be deemed paid in full rather than canceled, extinguished or forfeited. We will not adjust the conversion rate to account for the accrued interest.

      If you wish to exercise your conversion right, you must deliver an irrevocable conversion notice, together, if the notes are in certificated form, with the certificated security, to the conversion agent who will, on your behalf, convert the notes into shares of our common stock. You may obtain copies of the required form of the conversion notice from the conversion agent.

      The conversion rate will be subject to adjustment upon the following events:

•	the payment of dividends and other distributions payable exclusively in shares of our common stock on our common stock;

•	the issuance to all holders of our common stock of rights or warrants that allow the holders to purchase shares of our common stock at less than the then current market price; provided that no adjustment will be made if holders of the notes may participate in the transaction on a basis and with notice that our board of directors determines to be fair and appropriate or in some other cases;

•	subdivisions or combinations of our common stock;

•	payment of dividends or distributions to all holders of our common stock consisting of evidences of our indebtedness, securities or capital stock, cash or assets, excluding any rights or warrants referred to in the second bullet point above and dividends and distributions paid solely in cash;

•	payment of dividends or distributions on our common stock paid exclusively in cash, excluding:

•	cash dividends that do not exceed the per share amount of the immediately preceding regular cash dividend, as adjusted to reflect any of the events described in the preceding bullet points,

•	cash dividends, if the annualized per share amount thereof does not exceed 12.5% of the current market price of our common stock on the trading day immediately prior to the date of declaration of the dividend, and

•	a redemption of any rights issued under a rights agreement; and

•	payment to holders of our common stock in respect of a tender exchange offer, other than an odd-lot offer, made by us or any subsidiary of ours for our common stock in excess of 110% of the current market price of our common stock as of the trading day next succeeding the last date tenders or exchanges may be made in the tender or exchange offer.

      No adjustment to the conversion rate or the ability of a holder of a note to convert will be made if the holder will otherwise participate in the distribution without conversion or in certain other cases.

      If our stockholder rights plan, described under “Description of Capital Stock — Stockholders Rights Plan,” is triggered, holders of the notes will be entitled to receive these rights provided that the notes are converted into shares of common stock prior to the distribution of the separate certificate representing those rights. There will not be any adjustment to the conversion rate as a result of:

•	the issuance of the rights;

•	the distribution of separate certificates representing the rights;

•	the exercise or redemption of the rights in accordance with any rights agreement; or

•	the termination or invalidation of the rights.

      The applicable conversion price will not be adjusted:

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of Mirant; or

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the notes were first issued.

      We may increase the conversion rate as permitted by law for at least 20 days, so long as the increase is irrevocable during the period. If any action would require adjustment of the conversion rate under more than one of the provisions described above, only one adjustment will be made and that adjustment will be the amount of adjustment that has the highest absolute value to the holders of the notes. No adjustment in the applicable conversion price will be required unless the adjustment would require an increase or decrease of at least 1% of the applicable conversion price. If the adjustment is not made because the adjustment does not change the applicable conversion price by more than 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. Except as specifically described above, the applicable conversion price will not be subject to adjustment in the case of the issuance of any of our common stock, or securities convertible into or exchangeable for our common stock.

Ranking

      The notes are senior unsecured obligations of Mirant and rank equally with all of our existing and future senior unsecured indebtedness and senior to our $345 million junior subordinated convertible notes due 2030 issued in connection with our outstanding trust preferred securities. However, we are a holding company and the notes are effectively subordinated to all existing and future obligations of our subsidiaries. The notes are also effectively subordinated to our secured obligations to the extent of the collateral.

      As of March 31, 2002, we had approximately $7,239 million of consolidated indebtedness outstanding. As of March 31, 2002, our subsidiaries had approximately $4,817 million of indebtedness outstanding, to which the notes would have been structurally subordinated.

Fundamental Change

      If a Fundamental Change as defined below occurs, a holder of notes will have the right, at its option, to require us to purchase all of its notes not previously called for redemption, or any portion of the principal amount thereof, that is equal to $1,000 or an integral multiple of $1,000. The price we are required to pay is equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid interest to the purchase date.

      Within 30 days after the occurrence of a Fundamental Change, we are obligated to give to the holders of the notes written notice of the Fundamental Change and of the purchase right arising as a result of the Fundamental Change. We must also deliver a copy of this notice to the Trustee. To exercise the purchase right, a holder of the notes must deliver on or before the 30th day after the date of our notice irrevocable written notice to the Trustee of the holder’s exercise of its purchase right, together with the notes with respect to which the right is being exercised. We are required to purchase the notes on the date that is 45 days after the date of our notice.

      A Fundamental Change will be deemed to have occurred at the time after the notes are originally issued that any of the following occurs:

(1) any person acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of our capital stock entitling the person to exercise 50% or more of the total voting power of all shares of our capital stock that is entitled to vote generally in elections of directors (“voting stock”), other than an acquisition by us, any of our subsidiaries or any of our employee benefit plans; or

(2) we merge or consolidate with or into any other person, any merger of another person into us, or we convey, sell, transfer or lease all or substantially all of our assets to another person, other than any transaction:

•	that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock (such as an acquisition by a subsidiary), or

•	where the holders of our voting stock immediately prior to the transaction have 50% or more of the total capital stock of Mirant or its successor immediately after the transaction, or

•	which is effected solely to change our jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of our common stock solely into shares of our common stock of the surviving entity.

      However, a Fundamental Change will not be deemed to have occurred if either:

(A) the closing price per share of our common stock for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the Fundamental Change or the public announcement of the Fundamental Change, in the case of a Fundamental Change relating to an acquisition of capital stock, or the period of 10 consecutive trading days ending immediately before the Fundamental Change, in the case of Fundamental Change relating to a merger, consolidation or asset sale, equals or exceeds 105% of the conversion price of the notes in effect on each of those trading days, or

(B) all of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger or consolidation otherwise constituting a Fundamental Change under clause (1) and/or clause (2) above consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market (or will be so traded or quoted immediately following the merger or consolidation) and as a result of the merger or consolidation the notes become convertible into such common stock.

      For purposes of these provisions:

•	the conversion price is equal to $1,000 divided by the conversion rate;

•	whether a person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act; and

•	“person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

      Rule 13e-4 under the Exchange Act requires the dissemination of prescribed information to security holders in the event of an issuer tender offer and may apply in the event that the purchase option becomes available to the holders of notes. We will comply with this rule to the extent it applies at that time.

      The definition of Fundamental Change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to purchase its notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

      The foregoing provisions would not necessarily provide the holders of the notes with protection if we are involved in a highly leveraged or other transaction that may adversely affect the holders.

      If a Fundamental Change were to occur, we may not have enough funds to pay the Fundamental Change purchase price. See “Risk Factors” under the caption “We may not have the ability to raise the funds necessary to finance the Fundamental Change purchase.” In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specified dates. If we fail to purchase the notes when required following a Fundamental Change, we will be in default under the Indenture.

Merger and Sales of Assets by Mirant

      We may not (1) consolidate with or merge with or into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, or (2) permit any person to consolidate with or merge into us unless we are the surviving corporation, or:

•	the person formed by the consolidation or into which we are merged or the person to which our properties and assets are so conveyed, transferred, sold or leased, is a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States, any State within the United States or the District of Columbia and, if we are not the surviving person, the surviving person assumes the payment of the principal of and interest on the notes and the performance of our other covenants under the Indenture; and

•	in all cases, immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, will have occurred and be continuing.

Events of Default

      The following are events of default with respect to the notes:

•	default for 30 days in payment of any cash interest due and payable on the notes;

•	default in payment of the principal amount of the notes and accrued and unpaid interest at maturity, upon redemption or purchase at the option of the holder following a Fundamental Change when the same becomes due and payable;

•	default in our obligation to deliver shares of our common stock upon an appropriate election by holders of notes to convert those notes and continuance of such default for 10 days;

•	failure to comply in any material respect with any other covenant or agreement in respect of the notes contained in the Indenture or the notes for 90 days after written notice to us by the Trustee or to us and the Trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding; and

•	certain events of bankruptcy, insolvency and reorganization of Mirant.

      The Indenture will require that we file annually with the Trustee a certificate describing any material default by us in the performance of any conditions or covenants that has occurred under the Indenture and its status. We must give the Trustee written notice within 30 days of any default under the Indenture that could mature into an event of default described in the fourth or fifth clause above.

      The Indenture provides that if an event of default occurs and is continuing with respect to the notes, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal amount plus accrued and unpaid interest, if any, on the notes to be due and payable immediately. If an event of default relating to events of bankruptcy, insolvency or reorganization occurs, the principal amount plus accrued and unpaid interest, if any, on the notes will become immediately due and payable without any action on the part of the Trustee or any holder. At any time after a declaration of acceleration, but before a judgment or decree for payment of money has been obtained, if all events of default with respect to the notes have been cured (other than the nonpayment of principal of the notes which has become due solely by reason of the declaration of acceleration) then the declaration of acceleration will be automatically annulled and rescinded.

      A holder of notes may pursue any remedy under the Indenture only if:

•	the holder gives the Trustee written notice of a continuing event of default for the notes;

•	the holders of at least 25% in principal amount of the outstanding notes make a written request to the Trustee to pursue the remedy;

•	the holder offers to the Trustee indemnity reasonably satisfactory to the Trustee;

•	the Trustee fails to comply with the request for a period of 60 days after receipt of notice and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the notes do not give the Trustee a direction inconsistent with the request.

      This provision does not, however, affect the right of a holder of notes to sue for enforcement of payment of the principal of or interest on the holder’s note on or after the respective due dates expressed in its note or the holder’s right to convert its note in accordance with the Indenture.

      The Trustee will be entitled under the Indenture, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified before proceeding to exercise any right or power under the Indenture at the direction of the registered holders of the notes or which requires the Trustee to expend or risk its own funds or otherwise incur any financial liability. The Indenture will also provide that the registered holders of a majority in principal amount of the outstanding notes (or of all debt securities affected, voting as one class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to that series of debt securities. The Trustee, however, may refuse to follow any such direction that conflicts with law or the Indenture, is unduly prejudicial to the rights of other registered holders of that series of debt securities, or would involve the Trustee in personal liability.

      The Indenture will provide that while the Trustee generally must mail notice of a default or event of default to the registered holders of the debt securities of any series issued under the Indenture within 90 days of occurrence, the Trustee may withhold notice of any default or event of default (except in payment on the debt securities) if the Trustee in good faith determines that the withholding of such notice is in the interest of the registered holders of that series of debt securities.

Modification and Waiver

      We may amend or supplement the Indenture if the holders of a majority in principal amount of the notes consent to it. Without the consent of the holder of each note affected, however, no modification may:

•	reduce the amount of notes whose holders must consent to an amendment, supplement or waiver;

•	reduce the interest rate or change the time for payment of interest on the notes;

•	reduce the principal amount of the notes or change their stated maturity;

•	reduce the redemption or purchase price of the notes or change the time at which the notes may or must be redeemed or purchased;

•	make payments on the notes payable in currency or securities other than as originally stated in the notes;

•	impair the holder’s right to institute suit for the enforcement of any payment on the notes;

•	make any change in the percentage of principal amount of notes necessary to waive compliance with some provisions of the Indenture or to make any change in this provision for modification;

•	waive a continuing default or event of default regarding any payment on the notes; or

•	adversely affect the conversion or repurchase provisions of the notes.

      We may amend or supplement the Indenture or waive any provision of it without the consent of any holders of notes in some circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of our obligations under the Indenture by a successor upon any merger, consolidation or asset transfer permitted under the Indenture;

•	to provide for uncertificated notes in addition to or in place of certificated notes or to provide for bearer notes;

•	to provide any security for or guarantees of the notes;

•	to comply with any requirement to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the holders of notes or to surrender any rights we have under the Indenture;

•	to add events of default with respect to the notes; or

•	to make any change that does not adversely affect any outstanding notes of any series in any material respect.

      The holders of a majority in principal amount of the outstanding notes may waive any existing or past default or event of default. Those holders may not, however, waive any default or event of default in any payment on any note or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance

      The notes will not be subject to any defeasance provisions otherwise available under the Indenture.

Governing Law

      The Indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Trustee

      Deutsche Bank Trust Company Americas is the Trustee, registrar and paying agent.

      If an event of default occurs and is continuing, the Trustee will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The Trustee will become obligated to exercise any of its powers under the Indenture at the request of any of the holders of any notes only after those holders have offered the Trustee indemnity reasonably satisfactory to it.

      If the Trustee becomes one of our creditors, it will be subject to limitations in the Indenture on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The Trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign. Deutsche Bank Trust Company Americas is currently serving as the trustee under other numerous indentures governing our debt issuances, including debt which is subordinated to the notes.

Form, Exchange, Registration and Transfer

      We will issue the notes in registered form, without interest coupons. We will not charge a service charge for any registration of transfer or exchange of the notes. We may, however, require the payment of any tax or other governmental charge payable for that registration.

      The notes will be exchangeable for other notes, for the same total principal amount and for the same terms but in different authorized denominations in accordance with the Indenture. Holders may present notes for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

      We have appointed the Trustee as security registrar for the notes. We may at any time rescind that designation or approve a change in the location through which any registrar acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional registrars for the notes.

      In the case of any redemption, the security registrar is not required to register the transfer or exchange of any notes either:

•	during a period beginning 15 days prior to the mailing of the relevant notice of redemption and ending on the close of business on the day of mailing of the notice, or

•	if the notes have been called for redemption in whole or in part, except the unredeemed portion of any notes being redeemed in part.

Payment and Paying Agents

      Payments on the notes will be made in U.S. dollars at the office of the Trustee. At our option, however, we may make payments by check mailed to the holder’s registered address or, with respect to global notes, by wire transfer. We will make interest payments to the person in whose name the notes is registered at the close of business on the record date for the interest payment.

      The Trustee will be designated as our paying agent for payments on notes. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

      Subject to the requirements of any applicable abandoned property laws, the Trustee and paying agent will pay to us upon written request any money held by them for payments on the notes that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the Trustee or paying agent with respect to that money will cease.

Notices

      Except as otherwise described herein, notice to registered holders of the notes will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing.

Replacement of Notes

      We will replace any notes that become mutilated, destroyed, stolen or lost at the expense of the holder upon delivery to the Trustee of the mutilated notes or evidence of the loss, theft or destruction satisfactory to us and the Trustee. In the case of a lost, stolen or destroyed notes, indemnity satisfactory to the Trustee and us may be required at the expense of the holder of the notes before a replacement note will be issued.

Payment of Stamp and Other Taxes

      We will pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the notes. We are not required to make any payment with respect to any other tax, assessment or governmental charge imposed by any government or any political subdivision thereof or taxing authority thereof or therein.

Book-Entry System

      The notes are represented by a global security. This global security is on deposit with, or on behalf of, DTC and is registered in the name of a nominee of DTC. Except under circumstances described below, the notes are not be issued in definitive form.

      Upon the issuance of a global security, DTC will credit on its book-entry registration and transfer system the accounts of persons designated by the initial purchaser with the respective principal amounts of the notes represented by the global security. Ownership of beneficial interests in a global security will be limited to persons that have accounts with DTC or its nominee (“participants”) or persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of persons other than participants). The laws of some states require that some purchasers of securities take physical delivery of the securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

      So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by that global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security are not entitled to have notes represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owners or holders thereof under the Indenture. Principal and interest payments, if any, on notes registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the relevant global security. Neither Mirant, the Trustee, any paying agent or the registrar for the notes will have any responsibility or liability for any aspect of the records relating to nor payments made on account of beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

      We expect that DTC or its nominee, upon receipt of any payment of principal or interest, if any, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through these participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants.

      If DTC is at any time unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within 90 days, we will issue notes in definitive form in exchange for the entire global security for the notes. In addition, we may at any time and in our sole discretion determine not to have notes represented by a global security and, in such event, will issue notes in definitive form in exchange for the entire global security relating to the notes. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of notes represented by the global security equal in principal amount to the beneficial interest and to have the notes registered in its name. Notes so issued in definitive form will be issued as registered notes in denominations of $1,000 and integral multiples thereof, unless otherwise specified by us.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the notes and the shares of common stock into which the notes may be converted. This summary deals only with notes and shares of common stock held as capital assets for United States federal income tax purposes. As used in this prospectus supplement, “U.S. Holders” are any beneficial owners of notes or shares of common stock that are, for United States federal income tax purposes: (1) citizens or residents of the United States, (2) corporations created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) estates, the income of which is subject to United States federal income taxation regardless of its source, or (4) trusts, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. As used in this prospectus supplement, “Non-U.S. Holders” are holders of the notes or the shares of common stock that are, for United States federal income tax purposes, (1) nonresident alien individuals, (2) foreign corporations and (3) foreign estates or trusts that are not subject to United States federal income taxation on their worldwide income. If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of notes or shares of common stock, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of notes or shares of common stock that is a partnership and partners in such partnership should consult their tax advisors about the United States federal income tax consequences of holding and disposing of notes or shares of common stock, as the case may be. This summary assumes that our common stock will continue to be regularly traded on an established securities market. Unless otherwise stated, this summary does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, holders that hold the notes as part of a hedge, straddle, “synthetic security” or other integrated transaction for United States federal income tax purposes, holders that beneficially and/or constructively own more than 5% of the notes, notes representing more than 5% of the value of our common stock or more than 5% of our common stock and U.S. holders whose functional currency is not the U.S. dollar. Further, this summary does not include any description of any alternative minimum tax consequences, United States federal estate or gift tax laws or the tax laws of any state, local or foreign government that may be applicable to the notes or the shares of common stock.

      This summary applies only to initial purchasers that purchase notes at their “issue price.” The “issue price” of the notes will be the first price at which a substantial amount of the notes is sold for cash to the public, not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. This summary is based on the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and all of which are subject to change and differing interpretations, possibly on a retroactive basis.

      Prospective investors should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes and the shares of common stock in light of their own particular circumstances, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in United States federal and other tax laws.

Classification of the Notes

      The Company intends to take the position that the notes will be classified as indebtedness of the Company for United States federal income tax purposes, and the remainder of this discussion assumes that the notes will be treated in accordance with such position.

U.S. Holders

Stated Interest

      Payments of stated interest on the notes will generally be taxable to a U.S. Holder as ordinary interest income at the time such payments are received or accrued, in accordance with such holder’s regular method of tax accounting.

Sale, Exchange or Other Disposition of the Notes

      Upon the sale, exchange or other disposition of a note (other than a conversion), a U.S. Holder will generally recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the sale, exchange or redemption (except to the extent such amount is attributable to accrued interest not previously included in income, which will be taxable as ordinary income, or is attributable to accrued interest that was previously included in income, which amount may be received without generating further income) and (ii) such holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in the note will generally equal the cost of the note to such holder. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in the note is more than one year at the time of sale, exchange or redemption.

Conversion of the Notes

      A U.S. Holder generally will not recognize any income, gain or loss upon conversion of a note into shares of common stock except to the extent that any shares of common stock received are considered attributable to accrued interest not previously included in income (which will be taxable as ordinary income) or with respect to cash received in lieu of a fractional share of common stock. A U.S. Holder’s tax basis in common stock received on a conversion of a note will be the same as such holder’s adjusted tax basis in the note at the time of conversion (reduced by any basis allocable to a fractional share interest). The holding period for common stock received on conversion will generally include the holding period of the note converted. However, a U.S. Holder’s tax basis in shares of common stock received attributable to accrued interest, if any, will generally equal the amount of such accrued interest included in income, and the holding period for such shares will begin on the date following the date of conversion.

      Cash received in lieu of a fractional share of common stock upon conversion will be treated as a payment in exchange for the fractional share of common stock. Accordingly, the receipt of cash in lieu of a fractional share of common stock will generally result in capital gain or loss equal to the difference between the cash received for the fractional share and the holder’s adjusted tax basis in the fractional share.

Distributions on Common Stock

      If a U.S. Holder converts the notes into shares of our common stock, in general, distributions on the shares of our common stock that are paid out of our current or accumulated earnings and profits, as defined for United States federal income tax purposes, will constitute dividends and will be includible in income by a holder and taxable as ordinary income when received. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of the U.S. Holder’s investment, up to the U.S. Holder’s basis in the shares of our common stock. Any remaining excess will be treated as capital gain. Subject to applicable limitations, dividends paid to holders that are U.S. corporations will qualify for the dividends-received deduction as long as we have sufficient earnings and profits.

Constructive Dividends

      The conversion price of the notes is subject to adjustment under certain circumstances. Certain of the adjustments that are provided for in the notes (such as adjustments that are made as a result of taxable distributions to holders of our common stock) will result in constructive distributions to U.S. Holders of the notes, which will have to be included in income as ordinary dividend income to the extent of our current or accumulated earnings and profits. In certain circumstances, our failure to adjust the conversion rate may result in a constructive dividend to U.S. Holders of our common stock.

Non-U.S. Holders

Payments Made With Respect to the Notes

      Subject to the discussion below under “Backup Withholding and Information Reporting,” the 30% United States federal withholding tax will not apply to any payment to a Non-U.S. Holder of principal or interest on notes, provided that: (i) the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of our common stock; (ii) the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership; (iii) the Non-U.S. Holder is not a bank which acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and (iv) either (a) the beneficial owner of notes certifies to us or our paying agent on IRS Form W-8BEN, under penalties of perjury, that it is not a United States person and provides its name, address and certain other information or (B) the beneficial owner holds its notes through certain foreign intermediaries or certain foreign partnerships and such holder satisfies certain certification requirements.

      If the Non-U.S. Holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% United States federal withholding tax unless the Non-U.S. Holder provides us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under an applicable tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States.

      If a Non-U.S. Holder of the notes is engaged in a trade or business in the United States, and if interest on the notes is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular United States federal income tax on interest and on any gain realized on the sale, exchange or redemption of the notes in the same manner as if it were a U.S. Holder. Such a Non-U.S. Holder will be required to provide to the withholding agent a properly executed IRS Form W-8ECI (or successor form) in order to claim an exemption from withholding tax. In addition, if such a Non-U.S. Holder is a foreign corporation, such Non-U.S. Holder may be subject to a branch profits tax equal to 30% (or such lower tax rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Sale or Exchange of Notes or Common Stock

      Subject to the discussion below under “Backup Withholding and Information Reporting,” a Non-U.S. Holder will not generally be subject to United States federal income or withholding tax with respect to gain realized upon the sale, exchange or other disposition (other than a conversion) of the notes or shares of our common stock, unless: (1) the income or gain is “U.S. trade or business income,” which means income or gain that is effectively connected with the conduct by the Non-U.S. Holder of a trade or business, or, in the case of a treaty resident, attributable to a permanent establishment or a fixed base, in the United States; (2) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or (3) such Non-U.S. Holder is subject to tax pursuant to the provisions of the Internal Revenue Code applicable to certain United States expatriates.

      U.S. trade or business income of a Non-U.S. Holder will generally be subject to regular United States federal income tax in the same manner as if it were realized by a U.S. Holder. Non-U.S. Holders that realize U.S. trade or business income with respect to the notes or common stock should consult their tax advisors as to the treatment of such income or gain. In addition, U.S. trade or business income of a Non-U.S. Holder that is a corporation may be subject to a branch profits tax at a rate of 30% or such lower rate provided by an applicable income tax treaty.

Distributions on Common Stock

      A Non-U.S. Holder of shares of our common stock will generally be subject to United States federal income or withholding tax at a 30% rate (or lower rate provided under any applicable income tax treaty) on distributions by us with respect to our common stock that are treated as dividends paid (and on dividends deemed paid on the notes or common stock, as described above under “U.S. Holders — Constructive Dividends”). Except to the extent that an applicable tax treaty otherwise provides, a Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder on dividends paid (or deemed paid) that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, and a Non-U.S. Holder that is a corporation may also be subject to a United States branch profits tax at a 30% rate or such lower rate as may be specified in an applicable income tax treaty.

Backup Withholding and Information Reporting

U.S. Holders

      Payments of interest or dividends made by us on, or the proceeds of the sale or other disposition of, the notes or shares of our common stock may be subject to information reporting and United States federal backup withholding tax at the applicable rate (currently 30%) if the recipient of such payment fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements. Any amount withheld from a payment to an U.S. Holder under the backup withholding rules is allowable as a credit against the holder’s United States federal income tax, provided that the required information is furnished to the IRS.

Non-U.S. Holders

      A Non-U.S. Holder may be required to comply with certification procedures to establish that the holder is not a U.S. person in order to avoid backup withholding tax requirements with respect to our payments of principal and interest on, or the proceeds of the sale or other disposition of, the notes. In addition, we must report annually to the IRS and to each Non-U.S. Holder the amount of any dividends paid to, and the tax withheld with respect to, such holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

UNDERWRITING

      Under the terms of, and the conditions contained in, an underwriting agreement dated July 1, 2002, we have agreed to sell to the underwriters named below, for whom Banc of America Securities LLC, Credit Suisse First Boston Corporation and Salomon Smith Barney Inc. are acting as representatives, the following respective principal amounts of the notes:

Principal
Underwriter	Amount

Banc of America Securities LLC	$98,666,000
Credit Suisse First Boston Corporation	98,666,000
Salomon Smith Barney Inc.	98,666,000
Commerzbank Capital Markets Corp.	29,602,000
Dresdner Kleinwort Wasserstein Securities LLC	22,200,000
Westdeutsche Landesbank Girozentrale, London Branch	22,200,000

Total	$370,000,000

      Westdeutsche Landesbank Girozentrale, London Branch, is not a registered broker-dealer in the United States. Notes offered in this prospectus supplement and underwritten by it will be sold only outside the United States in transactions not requiring it to register as a broker-dealer under United States laws. Westdeutsche Landesbank Girozentrale, London Branch’s identification as an underwriter in this prospectus should not be deemed to be an offer by it to sell notes in the United States or a solicitation of an offer by persons in the United States to buy notes from it.

      The underwriting agreement provides that the underwriters are obligated to purchase all the notes in the offering if any are purchased, other than the notes covered by the over-allotment option described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of the notes may be terminated.

      We have granted to the underwriters a 30-day option to purchase on a pro rata basis up to an additional $55,500,000 principal amount of notes at the initial public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments in the sale of the notes.

      The underwriters propose to offer the notes initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a concession of 1.5% of the principal amount of the notes. After the initial public offering, the public offering price and concession and discount to broker/ dealers may be changed by the underwriters.

      The following table summarizes the compensation and estimated expenses we will pay.

	Per Note		Total

	Without	With	Without	With
	Over-allotment	Over-allotment	Over-allotment	Over-allotment

Underwriting discounts and commissions payable by us	$25.00	$25.00	$9,250,000	$10,637,500
Expenses payable by us	$0.54	$0.47	$200,000	$200,000

      The notes are a new issue of securities with no established trading market. The underwriters may make a secondary market for the notes. However, they are not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.

      We have agreed with the underwriters that for a period of 60 days from the date of this prospectus supplement we will not offer or sell (or grant any option or warrant to offer or sell) any notes or shares of our common stock or any security convertible into or exchangeable for the notes or our common stock or any securities substantially similar to the notes or our common stock, without the prior written consent of the representatives of the underwriters, other than any issuance, offer, sale or grant of securities or options or warrants to purchase any securities pursuant to any trading plan or employee compensation or stock purchase plans or director compensation plans described in the registration statement (or any transaction pursuant to which we hedge our obligations under any such employee compensation or stock purchase plans or director compensation plans) or any issuance or offer of securities (or options or warrants to purchase any securities) as consideration in connection with an acquisition (whether by merger or otherwise) by us, provided that the recipients of those securities in connection with an acquisition agree to be locked-up on similar terms for the remainder of such 60-day period.

      Each of the executive officers on our management council and each director that owns 50,000 shares or more of our common stock (including non-convertible economic interests) will agree with the underwriters not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock (other than shares in the employee savings plan subject to certain limitations) for a period of 60 days from the date of this prospectus supplement, except with the prior written consent of the representatives of the underwriters.

      In the ordinary course of business, the underwriters and certain of their affiliates have provided financial advisory, investment banking and general financing and banking services to us and certain of our affiliates for customary fees. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. Affiliates of the underwriters are lenders under our existing revolving credit facilities.

      We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make because of those liabilities.

      In connection with the offering the underwriters may engage in stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions.

•	Penalty bids permit the underwriter to reclaim a selling concession when the notes originally sold are then purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

      These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or our common stock or preventing or retarding a decline in the market price of the notes or our common stock. As a result the price of the notes or our common stock may be higher than the price that might otherwise exist in the open market. These transactions, to the extent they involve our common stock, may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

      The distribution of the notes in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of notes are made. Any resale of the notes in Canada must be made under applicable securities laws, which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the notes.

Representations of Purchasers

      By purchasing notes in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that

•	the purchaser is entitled under applicable provincial securities laws to purchase the notes without the benefit of a prospectus qualified under those securities laws,

•	where required by law, that the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above under Resale Restrictions.

Rights of Action — Ontario Purchasers Only

      Under Ontario securities legislation, a purchaser who purchases a security offered by this prospectus supplement during the period of distribution will have a statutory right of action for damages, or while still the owner of the shares, for rescission against us in the event that this prospectus supplement contains a misrepresentation. A purchaser will be deemed to have relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the notes. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the notes. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the notes were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the notes as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcements of Legal Rights

      All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

      Canadian purchasers of notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in the notes in their particular circumstances and about the eligibility of the notes for investment by the purchaser under relevant legislation.

LEGAL MATTERS

      The validity of the notes and the common stock offered hereby will be passed on for us by Gibson, Dunn & Crutcher LLP, Washington, D.C., and for the underwriters by Shearman & Sterling, New York, New York. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, will pass upon certain other legal matters for us. Shearman & Sterling has represented us and our affiliates in the past.

EXPERTS

      The consolidated financial statements of Mirant Corporation as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 incorporated by reference in this prospectus supplement to the extent and for the periods indicated in their report have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report, and are incorporated by reference in this prospectus supplement in reliance upon the authority of Arthur Andersen LLP as experts in giving said report. See “Risk Factors — The U.S. Government has indicted and a jury has convicted our former independent auditor, Arthur Andersen LLP.”

ANNEX A

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 27, 2002

Mirant Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16107 (Commission File Number)	58-2056305 (IRS Employer Identification No.)

1155 Perimeter Center West Suite 100, Atlanta, Georgia	30338
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (678) 579-5000

N/ A

(Former name or former address, if changed since last report.)

Item 5.     Other

Recent Developments

Liquidity and Capital Resources:

      Mirant Corporation (“Mirant” or “the Company”) has three revolving credit facilities: its April 1999 $450 million Credit Facility C, its July 2001 $1.125 billion 4-year Credit Facility and its July 2001 $1.125 billion 364-Day Credit Facility. Credit Facility C matures in April 2004.

      At June 21, 2002, Mirant had $650 million outstanding under its 364-Day Credit Facility, which matures in July 2002. Mirant is negotiating with various lending institutions to enter into a new 364-day revolving credit facility in an amount up to $750 million to replace, in part, its existing 364-Day Credit Facility. As a result of present market conditions and other factors, Mirant cannot provide assurance that it will be successful in entering into a new credit facility. If Mirant is successful in entering into a new credit facility, it expects the facility will be smaller and will have slightly higher pricing and more restrictive covenants than the current facility. In the event Mirant does not reach agreement with a syndicate of lending institutions on the terms of a new credit facility, Mirant anticipates that it will exercise the Company’s option under its existing 364-Day Credit Facility to convert the facility into a term loan with a maturity of one year.

      Mirant Canada Energy Marketing, Mirant’s wholly owned subsidiary, has an approximately $44 million (denominated as 70 million Canadian dollars) revolving credit facility that initially matured in November 2001, but was extended to July 29, 2002. Mirant Canada Energy Marketing is negotiating with various lending institutions to enter into a new credit facility. Mirant cannot provide assurance that as a result of market conditions and other factors, Mirant Canada Energy Marketing will be successful in entering into a new credit facility. In the event that Mirant Canada Energy Marketing does not enter into a new credit facility, Mirant will be required to fund the repayment of the existing credit facility.

      West Georgia Generating Company, LLC (“West Georgia”), a wholly owned subsidiary acquired by Mirant in August 2001, has an approximately $144 million project finance credit facility ($144 million drawn balance at June 27, 2002). Under the terms of that credit facility, West Georgia is required to deliver audited financial statements to the lenders thereunder within 120 days of fiscal year end. On May 24, 2002, within the thirty day cure period under the credit agreement, the agent under the credit facility extended the period for delivery of such audited financial statements until the end of July. Mirant is working, together with its auditors, to complete the audit before the expiration of the waiver. However, completion of the audit in a timely manner depends, in part, on the availability of records and information held by the prior owner of the facility. In the event the Company is unable to deliver the audited financial statements within the required period, the lenders may have the right to declare a default and accelerate the repayment of the loan.

Asset Sales:

      In June 2002, Mirant completed the sale of its State Line generating facility for $182 million plus an adjustment for working capital.

      In June 2002, Mirant completed the sale of its 50% ownership interest in Perryville Energy Partners, LLC to Cleco Corporation (“Cleco”). Cleco paid $54.4 million in cash to Mirant as repayment of project debt, invested capital to date and other miscellaneous costs. In connection with the existing project financing, Mirant made a $25 million subordinated loan to the project. In addition, Mirant retains certain obligations as a project sponsor, some of which are subject to indemnification by Cleco. The obligations retained by Mirant and not subject to indemnity relate primarily to an existing 20-year power sales agreement with a Mirant subsidiary.

Pending or Threatened Litigation:

      California Rate Payer Litigation: Six additional rate payer lawsuits have been filed since May 10, 2002 alleging that certain owners of electric generation facilities in California, as well as certain energy marketers, including Mirant and several of its subsidiaries, engaged in various unlawful and fraudulent business acts that served to manipulate wholesale markets and inflate wholesale electricity prices in California. Each of the complaints alleges violation of California’s Unfair Competition Act. The RDJ Farms complaint also alleges violation of California’s anti-trust statute. Each of the plaintiffs seeks class action status for their respective case. The actions seek, among other things, restitution, compensatory and general damages, and to enjoin the defendants from engaging in illegal conduct. The captions of each of the cases follow:

Caption	Date Filed	Court of Original Filing

RDJ Farms, Inc., et al. v. Allegheny Energy Supply Company, LLC, et al	May 10, 2002	Superior Court of California — San Joaquin County
Century Theatres, Inc., et al. v. Allegheny Energy Supply Company, LLC, et al	May 14, 2002	Superior Court of California — San Francisco County
El Super Burrito, Inc., et al. v. Allegheny Energy Supply Company, LLC, et al	May 15, 2002	Superior Court of California — San Mateo County
Leo’s Day and Night Pharmacy, et al. v. Duke Energy Trading and Marketing, LLC, et al	May 21, 2002	Superior Court of California — San Francisco County
J&M Karsant Family Limited Partnership, et al. v. Duke Energy Trading and Marketing, LLC, et al	May 21, 2002	Superior Court of California — Alameda County
Bronco Don Holdings, LLP, et al. v. Duke Energy Trading and Marketing, LLC, et al	May 24, 2002	Superior Court of California — San Francisco County

      Additionally, on June 3, 2002, a lawsuit, Hansen v. Dynegy Power Marketing, et al., was filed in the Superior Court for the County of San Francisco alleging substantially similar claims to the rate payer actions described above. The plaintiff seeks class action status for the lawsuit and purports to represent residential rate payers located in various public utility districts in the State of Washington. The complaint seeks, among other things, injunctive relief, disgorgement of profits, restitution and treble damages.

      DWR Power Purchases: Two lawsuits have been filed that seek relief for contracts between the California Department of Water Resources (the “DWR”) and certain marketers of electricity, including Mirant, that allegedly contain unfair terms. The plaintiffs allege that the terms of the contracts are unjust and unreasonable and that the DWR was forced to enter into these long-term contracts due to dysfunctions in the California market and alleged market power of the sellers. Plaintiffs seek, among other things, a declaration that the contracts are void and unenforceable, enjoinment of the enforcement and performance of those contracts and restitution for funds allegedly obtained wrongfully under the contracts. The captions of each of the cases follow:

Caption	Date Filed	Court of Original Filing

McClintock, et al. v. Vikram Budraja, et al	May 1, 2002	Superior Court of California — San Francisco County
Millar, et al. v. Allegheny Energy Supply Company, LLC, et al	May 13, 2002	Superior Court of California — Los Angeles County

      Shareholder Litigation: Fourteen lawsuits have been filed to date against Mirant and four of its officers alleging, among other things, that defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder by making material misrepresentations and omissions to the investing public regarding Mirant’s business operations and future prospects during the period from January 19, 2001 through May 6, 2002. The complaints have each been filed in the Federal District Court for the Northern District of Georgia, with the exception of the Thomas and Purowitz complaints, which were filed in the Federal District Court for the Northern District of California. The complaints seek unspecified damages, including compensatory damages and the recovery of reasonable attorneys’ fees and costs. It is expected that additional “copy cat” law suits will be filed. The captions of each of the cases follow:

Caption	Date Filed

Kornfeld v. Mirant Corp., et al	May 29, 2002
Holzer v. Mirant Corp., et al	May 31, 2002
Abrams v. Mirant Corp., et al	June 1, 2002
Kellner v. Mirant Corp., et al	June 14, 2002
Sved v. Mirant Corp., et al	June 14, 2002
Teaford v. Mirant Corp., et al	June 14, 2002
Woff v. Mirant Corp., et al	June 14, 2002
Purowitz v. Mirant Corp., et al	June 10, 2002
Peruchi v. Mirant Corp., et al	June 14, 2002
Froelich v. Mirant Corp., et al	June 4, 2002
Rand v. Mirant Corp., et al	June 5, 2002
Thomas v. Mirant Corp., et al	June 18, 2002
Urgenson v. Mirant Corp., et al	June 18, 2002
Orlofsy v. Mirant Corp., et al	June 18, 2002

      California Attorney General Litigation: On May 31, 2002, the Federal Regulatory Energy Commission (the “FERC”) issued an order dismissing the California Attorney General’s April 9, 2002 complaint. The complaint had alleged, among other things, that Mirant and several of its wholly owned subsidiaries had violated the Federal Power Act by failing to properly file its rates, prices and charges with FERC and by charging unjust and unreasonable prices in violation of the Federal Power Act. The time for filing a motion for rehearing of the complaint has not yet expired. The Attorney General’s California lawsuit predicated on nearly identical grounds was unaffected by FERC’s action.

      Western Power Markets Price Mitigation and Refund Proceedings: On September 4 and 5, 2001, a hearing was held concerning a complaint filed with FERC seeking refunds of approximately $90 million from Mirant and several of its subsidiaries for sales made in the Pacific Northwest during the period from December 15, 2000 to June 20, 2001. On September 24, 2001, the administrative law judge recommended to FERC that there was no finding of unjust or unreasonable rates charged in the Pacific Northwest and that there were no justifiable claims for refunds based on bilateral agreements. The FERC has not yet issued a final decision on the matter. On May 13, 2002 and May 24, 2002, the City of Tacoma, Washington and the City of Seattle, Washington, respectively, filed to reopen the evidentiary record in this proceeding as a result of the contents of three internal Enron Power Marketing, Inc. memoranda that had been obtained and publicly released by FERC as part of its continuing investigation.

      Wallula Power Project: On June 20, 2002, Wallula Generation, LLC (“Wallula”) sent a letter to Mirant Americas Energy Marketing, L.P. (“Mirant Americas Energy Marketing”), a wholly-owned subsidiary of Mirant, requesting a letter of credit in the amount of $166 million in connection with a tolling arrangement pursuant to a Conversion Services Agreement (the “Agreement”) between Mirant Americas Energy Marketing and Wallula for the planned Wallula Power Project to be constructed by Wallula in the State of Washington by October 2004, as may be extended pursuant to the Agreement. The letter indicated that Wallula may consider commencing arbitration if Mirant Americas Energy Marketing does not provide the letter of credit by July 8, 2002. Mirant Americas Energy Marketing disagrees with Wallula’s interpretation of the collateral and credit requirements of the Agreement and believes it is not required to post a letter of credit unless and until commercial operation of the proposed plant were to commence. Mirant does not believe that the outcome of any such arbitration, if pursued, would be material to the Company’s business, financial condition or results of operations.

Other Recent Developments:

      Arthur Andersen LLP, Mirant’s former independent auditor, was indicted on March 14, 2002 and convicted by a jury on June 15, 2002 on federal obstruction of justice charges arising from the government’s investigation of Enron Corporation. Although Mirant dismissed Arthur Andersen LLP on May 15, 2002, and engaged KPMG LLP to conduct the audit of its financial statements for the fiscal year ending December 31, 2002, it is possible that events arising out of the indictment and conviction may adversely affect the ability of Arthur Andersen LLP to satisfy any claims arising from auditing Mirant’s financial statements and other services provided to Mirant. The foregoing dismissal and engagement also could be disruptive to Mirant’s business and financing activities and could affect the price and liquidity of its securities.

      On June 24, 2002, Fitch lowered its rating on Mirant’s senior notes and convertible senior notes to BBB- from BBB and Mirant’s convertible trust preferred securities to BB from BBB-. Fitch’s new ratings on Mirant securities each include a negative outlook.

Item 7.     Financial Statements and Exhibits

      Exhibits (c)

Exhibit
No.	Exhibit Name

12.1	Computation of Ratio of Earnings to Fixed Charges

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MIRANT CORPORATION

By	/s/ JAMES A. WARD

James A. Ward
Senior Vice President and Controller
(Principal Accounting Officer)

Date: June 27, 2002

PROSPECTUS

Mirant Corporation

Debt Securities, Preferred Stock, Depositary Shares, Common Stock,

Warrants, Purchase Contracts and Purchase Units

       By this prospectus, Mirant Corporation (“Mirant,” “we” or “us”) may from time to time offer securities to the public. In addition, by this prospectus, selling shareholders may from time to time collectively offer up to 16,200,000 shares of our common stock. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and each applicable supplement carefully before you invest.

      Our common stock is listed on the New York Stock Exchange under the symbol “MIR”.

      Investing in our securities involves certain risks. See “Risk Factors” on page 10 for information you should consider before buying our securities.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representations to the contrary are a criminal offense.

      This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is July 31, 2001.

ABOUT THIS PROSPECTUS SUPPLEMENT
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
SUMMARY
RISK FACTORS
Risks Related to Our Business
USE OF PROCEEDS
RATIOS OF EARNINGS TO FIXED CHARGES
PRICE RANGE OF COMMON STOCK AND DIVIDENDS
CAPITALIZATION
DESCRIPTION OF NOTES
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
UNDERWRITING
NOTICE TO CANADIAN RESIDENTS
LEGAL MATTERS
EXPERTS
ANNEX A
Item 5. Other
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
SUMMARY
RISK FACTORS
USE OF PROCEEDS
RATIOS OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF WARRANTS
DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
SELLING SHAREHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS

      The information contained in this prospectus is not complete and may be changed. You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making or soliciting an offer of any securities other than the securities described in this prospectus and any prospectus supplement. We are not making or soliciting an offer of these securities in any state where the offer is not permitted or in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

PART I

ABOUT THIS PROSPECTUS

      This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration or continuous offering process. Under this shelf prospectus, we may from time to time sell any combination of the securities described in this prospectus, either separately or in units, in one or more offerings. Together, these offerings may total up to $3,000,000,000. In addition, under this shelf process, the selling shareholders also may from time to time collectively offer up to 16,200,000 shares of our common stock. This prospectus provides you with a general description of the securities we and the selling shareholders may offer. Each time we or the selling shareholders sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information”.

      The registration statement containing this prospectus, including the exhibits to the registration statement provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information”.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

      You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. Please call 1-800 SEC-0330 for further information on the operations of the public reference facilities and copying charges. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, the offices of the Chicago Stock Exchange at 120 South LaSalle Street, Chicago, Illinois 60603, and the offices of the Pacific Stock Exchange at 301 Pine Street, San Francisco, California 94014.

      The SEC allows us to “incorporate by reference” the information we file with them, which means we can disclose important information to you by referring you to other documents that contain that information. The information incorporated by reference is an important part of this prospectus. Any information that we file with the SEC in the future and incorporate by reference will automatically update and supercede the information contained in this prospectus. We incorporate by reference in this prospectus the following documents filed by us with the SEC:

•	The description of our common stock and associated preferred stock purchase rights contained in our Form 8-A, filed on September 7, 2000 and any amendment or report filed for the purpose of updating this description.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed on March 21, 2001; as amended by Form 10-K/A, filed on June 29, 2001;

•	Our Proxy Statement dated April 3, 2001, filed on April 3, 2001;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed on May 10, 2001;

•	Our Current Reports on Form 8-K dated April 3, 2001 and May 31, 2001; and

      We also incorporate by reference all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of this offering. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 9 of Form 8-K.

      Statements made in this prospectus, in any prospectus supplement or in any document incorporated by reference in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to the documents incorporated by reference. Each statement about the contents of any contract or other document is qualified in all material respects by reference to such contract or other document.

      We will provide to you a copy of any document incorporated by reference in this prospectus and any exhibits specifically incorporated by reference in those documents at no cost. You may request copies by contacting us at the following address or telephone number: Corporate Secretary, Mirant Corporation, 1155 Perimeter Center West, Atlanta, Georgia 30338, (678) 579-5000.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Some of the statements included or incorporated by reference in this prospectus or any prospectus supplement constitute forward-looking statements. These statements involve known and unknown risks and relate to future events or uncertainties, our future financial performance or projected business results. In some cases, forward-looking statements may be identified by the use of forward-looking words such as “may”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “targets”, “potential” or “continue” or the negative of these terms or other comparable terminology.

      Forward-looking statements are only predictions. Actual events or results may differ materially from the plans, intentions and expectations discussed in any forward-looking statement as a result of various factors, which include:

•	legislative and regulatory initiatives regarding deregulation, regulation or restructuring of the electric utility industry;

•	the extent and timing of the entry of additional competition in the markets of our subsidiaries and affiliates;

•	our pursuit of potential business strategies, including acquisitions or dispositions of assets or internal restructuring;

•	state, federal and other rate regulations in the United States and in foreign countries in which our subsidiaries and affiliates operate;

•	changes in or application of environmental and other laws and regulations to which we and our subsidiaries and affiliates are subject;

•	political, legal, market and economic conditions and developments in the United States and in foreign countries in which our subsidiaries and affiliates operate;

•	financial market conditions and the results of our financing efforts; changes in commodity prices and interest rates; weather and other natural phenomena;

•	performance of our projects undertaken and the success of efforts to invest in and develop new opportunities;

•	developments in the California power markets, including, but not limited to, governmental intervention, deterioration in the financial condition of counterparties, default on receivables due, adverse results in current or future litigation and adverse changes in the tariffs of the California Independent System Operator Corporation; and

•	other factors, discussed elsewhere in this prospectus and in other information contained in our publicly available SEC filings, including, but not limited to, factors discussed in our Annual Report on Form 10-K filed on March 21, 2001, as amended by Form 10-K/ A, filed on June 29, 2001, and our Quarterly Report on Form 10-Q filed on May 10, 2001.

      We cannot guarantee future results, events, and levels of activity, performance or achievements. We do not assume a duty to update or revise any of the forward-looking statements as a result of new information, future events or otherwise.

SUMMARY

      You should read the following summary together with the more detailed information regarding our company and the securities we or the selling shareholders may offer in this prospectus and our consolidated financial statements and related notes included or incorporated by reference in this prospectus. When used in this prospectus, the terms “Mirant”, “we”, “our” and “us” refer to Mirant Corporation and its consolidated subsidiaries, unless otherwise specified. Unless the context requires otherwise, all references to “common stock” are to Mirant’s common stock, par value $0.01 per share, and the associated preferred stock purchase rights issued under Mirant’s stockholder rights plan dated August 22, 2000.

Mirant Corporation

      We are a global competitive energy company with leading energy marketing and risk management expertise. We have extensive operations in North America, Europe and Asia. With an integrated business model, we develop, construct, own and operate power plants, and sell wholesale electricity, gas and other energy-related commodity products. We own or control more than 21,600 megawatts (“MW”) of electric generating capacity around the world, with approximately another 9,000 MW under development. In North America, we also control access to approximately 3.0 billion cubic feet per day of natural gas production, more than 2.9 billion cubic feet per day of natural gas transportation and approximately 41 billion cubic feet of natural gas storage.

      We own and control power generation and natural gas assets and energy marketing operations in North America and generation, transmission and distribution operations in South America and the Caribbean. We own and lease power plants in North America with a total generation capacity of over 12,900 MW, and control over 2,500 MW of additional generating capacity through management contracts. We continually review acquisition opportunities and are currently in discussions with a number of parties about potential acquisitions, including potential acquisitions in the United States that may be deemed material to our business. Through Mirant Americas Energy Marketing, L.P. (“Mirant Americas Energy Marketing”), our wholly owned indirect subsidiary, we market and trade energy and energy-linked commodities, including electricity, gas, coal, oil, pulp and paper, weather derivatives and emission allowances. In the Caribbean and South America, we have ownership interests in electric utilities, power plants and transmission facilities. These assets are located in the Bahamas, Jamaica, Trinidad and Tobago, Brazil and Chile.

      In Europe, we own a 49% economic interest and a 50% voting interest in WPD Holdings UK (“WPDH”) which distributes electricity to approximately 1.4 million end-users in southwest England and approximately 1 million end-users in South Wales. With the completion of our acquisition of an additional 18.8%, we now own a 44.8% interest in Bewag AG (“Bewag”), an electric utility serving over 2 million customers in Berlin, Germany. Our European marketing and risk management business began trading power in the Nordic energy markets in 1999. We began trading power in Germany, The Netherlands and Switzerland in 2000 and have begun gas trading in the UK on the International Petroleum Exchange (“IPE”) in 2001. Our other target markets for energy marketing and trading include Austria, Italy and central Europe.

      In the Asia-Pacific region, we have interests in approximately 3,100 MW of generation capacity in the Philippines and China, with ownership interest in another 250 MW under construction in the Philippines and 60 MW under construction in China. Most of our revenues in the Asia-Pacific region are derived from contracts with government entities or regional power boards and are predominantly linked to the U.S. dollar to mitigate foreign currency exchange risks. Our other target markets are Korea, Singapore, and Japan.

Recent Developments

      In addition to the recent developments described below, please see our Annual Report on Form 10-K for the year ended December 31, 2000 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2001, which are incorporated by reference in this prospectus. We can not predict the ultimate results of the ongoing developments listed below or the impact of these results on our earnings or operations.

      In December 2000, WPD Limited, a company jointly owned by PPL Corporation (“PPL”) and us, completed its acquisition of Hyder plc (“Hyder”). Hyder’s principal operating activities included the provision of regulated water and wastewater services for substantially all of Wales and electricity distribution in South Wales. On March 16, 2001, the electricity distribution business, together with other assets and related debt, were effectively transferred to WPD Holdings, a company jointly owned by PPL and us, which owns the electricity distribution network in the southwest of England. On May 11, 2001, Hyder’s regulated water and wastewater services businesses were sold to a third party.

      On May 16, 2001, our New York subsidiary’s Lovett Unit 5 experienced a boiler explosion, which rendered the unit inoperable. An investigation is ongoing to determine the cause and extent of the damage as well as an assessment of how long it will take to repair or replace the unit.

      On May 31, 2001, we completed the issuance of $750 million of convertible senior debentures bearing an annual interest rate of 2.5%, subject to upward adjustment, commencing on June 15, 2004, depending on the market price of our common stock. The debentures mature on June 15, 2021 and have an initial conversion price of $67.95 per share based on the issue price of the debentures. Holders of the debentures have the right to require us to purchase all or a portion of their debentures on June 15, 2004, June 15, 2006, June 15, 2011 and June 15, 2016. The net proceeds from the sale of the debentures were used for general corporate purposes, including the repayment of short-term debt.

      On June 29, 2001, we completed the acquisition of a 40% stake in the five-member Norwegian industrial consortium Industrikraft Midt-Norge. Through this venture, we plan to participate in the construction, financing and operation of a proposed 800-MW power plant in Skogn, Norway.

      On June 1, 2001, we began commercial operation of a 298-megawatt natural gas-fired unit, at our Zeeland, Michigan, power plant. Under the terms of an agreement with Engage Energy America, we will provide power from this unit to that company to help meet growing electricity needs in Michigan and the upper Midwest.

      On June 13, 2001, we began commercial operation of a 248-megawatt natural gas-fired, combined-cycle unit at our Bosque County, Texas, power plant, marking the second phase of the plant. The first phase of the plant, which includes two simple-cycle peaking units, produces approximately 154 megawatts each and began commercial operation in June 2000. The total output for the Bosque facility is approximately 556 megawatts. We will provide power from the new units to help meet the growing electricity needs in north Texas and will market the electricity through our risk management and marketing operation.

      As previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2000, since December 1998 we have been pursuing the sale of our Chilean subsidiary (“EDELNOR”). We are currently in advanced discussions with interested parties with respect to this transaction. Based on our current expectations as to the possible outcome of these negotiations, in the second quarter of 2001, we wrote-off our remaining investment in EDELNOR of $88 million ($57 million after tax).

      The Philippine Electric Power Industry Reform Act of 2001 (the “Act”) took effect on June 26, 2001. The Act seeks to ensure the efficiency, reliability and affordability of the supply of electricity in a regime of free and fair competition. It also seeks to encourage the inflow of private capital and broaden the ownership base of the power generation, transmission, and distribution sectors. The Act provides a framework for the restructuring of the industry and the orderly privatization of the assets and liabilities of National Power Corporation (“NPC”).

      The Act calls for the privatization of NPC’s generating assets, real estate, other disposable assets and its contracts with independent power producers (“IPPs”). The Act provides that an inter-agency committee will review all IPP contracts. In cases where such contracts are found to have provisions that are grossly disadvantageous or onerous to the government, the committee will cause the appropriate government agency to file an action under the arbitration clause provided in such contracts or initiate appropriate action under Philippine law.

      Our energy conversion agreements (“ECAs”) do not grant the government any rights to modify or reopen the agreements. In fact our contracts provide “change in law” protection so that any efforts to do so would raise legal issues with an ultimate outcome that is difficult to predict. Additionally, the Department of Energy has indicated that the government will endeavor to honor all its contractual obligations (absent misrepresentation or fraud, etc.) and changes to the existing contracts will be made primarily by mutual agreement.

      We are not aware of any proceedings or reviews that have commenced pursuant to the directive under the Act or of the inclusion of any Mirant project in a list of IPP contracts to be reviewed. Additionally, the Republic of the Philippines issued performance undertakings to guarantee the performance of NPC’s obligations under each of our ECAs. While we have been advised that these undertakings will not be affected by the Act or the privatization of NPC’s assets and rights, the ultimate effects of the Act on our operations, IPP contracts or the Undertakings cannot now be determined.

      On July 19, 2001, Southern Electric Brasil Participacoes Ltda, of which we own a 25% indirect economic interest, and Banco Nacional de Desenvolvimento Economico e Social executed an amendment revising the terms to the existing loan agreement including a favorable adjustment to the payment terms for 2001 and 2002.

      The New York Independent System Operator (“NYISO”) recently sought authority from Federal Energy Regulatory Commission (“FERC”) to implement a procedure effective June 15, 2001 that could result in the automated mitigation of bids in the NYISO day-ahead market that exceed certain pre-defined thresholds (the “AMP”). Bids subject to mitigation could be replaced by pre-determined reference bids determined by the NYISO under its general market monitoring and mitigation authority. To date, the NYISO has not definitively stated what reference bids would apply to our generation units. On June 28, 2001, the FERC issued an order accepting the AMP as proposed by the NYISO effective immediately and expiring on October 31, 2001. If implemented as proposed by the NYISO, the AMP could negatively impact us, although the nature and extent of the possible impact on us is not currently known.

      On June 28, 2001, we purchased an additional 18.8% interest in Bewag for approximately $448 million. Bewag is an electric utility serving over 2 million customers in Berlin, Germany. In connection with the purchase, we closed financing on approximately $587 million of new bank credit facilities, the proceeds of which were used for repayment of existing credit facilities of approximately $458 million, to fund a portion of the purchase price for the additional shares, and for working capital requirements. This additional purchase gives us a 44.8% ownership position in Bewag and joint control of the company with Hamburgische Electricitaets-Werke AG. A shareholders agreement is currently being negotiated pursuant to the terms of the arbitration settlement that was reached in May, 2001. Mirant, Vattenfall and the City of Hamburg have also commenced discussions on the possible bringing together of Bewag, HEW, Vereinigte Energiewerke AG (“VEAG”) and Lausitzer Braunkohle AG (“Laubag”) as the German “fourth force”.

      On July 1, 2001, we began commercial operation of a 157-megawatt natural gas-fired simple-cycle unit at our Monroe, Louisiana power plant site. This is the first phase of the project. The second phase, expected to begin commercial operation in June 2002, includes a 568-megawatt combined-cycle unit. The project was financed by a group of banks under a $300 million project financing which closed on June 7, 2001. The project is jointly owned on a 50/50 basis with Cleco Corporation.

      On July 17, 2001, we closed $2,250 million of new corporate revolving credit facilities, comprised of a $1,125 million 364-day revolving credit facility and a $1,125 million 4-year credit facility. Funds from the new revolving credit facilities will be used to replace existing credit facilities, finance interim working capital, support letters of credit, and provide for general corporate purposes.

      We have used the new revolving credit facilities to repay indebtedness and to cancel certain other credit facilities. On July 20, 2001, we repaid a $62 million term loan facility. On July 23, 2001, we repaid the balance of $427 million, and cancelled the commitment under our $650 million credit facility. Additionally, we expect to transfer letters of credit totaling $96 million under an existing $100 million letter of credit facility to the new 4-year credit facility. When these letters of credit are transferred, we anticipate canceling the $100 million letter of credit facility.

      In addition to the new $2,250 million revolving credit facilities described above, we have, as of July 23, 2001, a $450 million committed revolving credit facility, which matures in April 2004. The revolving credit facility supported letters of credit totaling $221 million. Our total borrowing capacity under the two new $1,125 million revolving credit facilities and the $450 million revolving credit facility is $2.7 billion. As of July 23, 2001, a total of $721 million of committed borrowing capacity was drawn or used to back letters of credit under these same facilities, leaving $1,979 million in unused committed borrowing capacity. The facilities described above have similar terms and conditions as the facilities they replaced.

      In July 2001, we entered into an agreement to acquire a 97.5% ownership interest in EcoElectrica Holdings Ltd. (“EcoElectrica”), a 540 MW, liquified natural gas (“LNG”)-fired, combined cycle cogeneration facility, a desalination facility and a LNG facility located in Penuelas, Puerto Rico. The purchase price is approximately $586 million plus the assumption of liabilities of approximately $600 million, and, subject to applicable regulatory approvals, the acquisition is expected to be closed in the third quarter of 2001. The facility began commercial operations in March 2000. The Puerto Rico Electric Power Authority (“PREPA”) purchases power from EcoElectrica pursuant to a long-term power purchase agreement that extends through March 2022. Under this agreement, PREPA is obligated to purchase up to 507 MW of energy and capacity from EcoElectrica. The EcoElectrica facility has the ability to sell up to 46 MW of its spinning reserve capacity and, in addition, may sell LNG that is in excess of its requirements to other third parties. In addition, we acquired the rights to a twenty year tolling services agreement for the unloading, storing, redelivery and vaporization of LNG, as well as access to excess capacity in the facility’s LNG terminal, storage tank and vaporizers. EcoElectrica has also entered into a LNG purchase agreement, which extends until 2019, which provides for the purchase of an annual contract quantity equal to nine gamma standard cargoes.

Western United States Power Markets Developments

      To better understand the situation in the western United States power markets and its relationship to us, please see our Annual Report on Form 10-K for the year ended December 31, 2000 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2001.

      On May 16, 2001 and June 15, 2001, the FERC issued its proxy price for April and May 2001, respectively. Our refund exposure under the FERC’s established methodology for these months was less than $4,000. We have also provided additional price justification for our transactions in March and May that were subject to refund, the aggregate of which amounts to less than $100,000. There were no April transactions subject to refund under the FERC’s established methodology.

      On May 24, 2001, one of our subsidiaries entered into an agreement with the California Department of Water Resources (“DWR”) to provide the state with 500 MW of electricity. Under the terms of the contract, which runs from June 1, 2001, to December 31, 2002, we will provide energy during peak demand directly to DWR from our energy portfolio.

      In addition to the investigations concerning our relationship with the western United States power markets as listed in our Form 10-Q filed May 10, 2001, investigations have also been launched by the Attorney General’s office for the State of Washington and the Oregon Department of Justice. The offices issued subpoenas requesting information in connection with their investigations on June 4 and 8, 2001, respectively. Each of these subpoenas imposes additional compliance costs on us or our subsidiaries. Additionally, with regard to the California Senate investigation as disclosed in our Form 10-Q for the quarter ended March 31, 2001, Senator Dunn, a California State Senator, announced on May 3, 2001 that he had invited the California Attorney General, as well as the District Attorneys from across the state to “collaborate” with the Senate Select Committee’s investigation. To our knowledge, only the San Joaquin District Attorney has accepted the invitation, and the San Joaquin District Attorney’s office used Dunn’s announcement as a venue to disclose that it had opened its own criminal investigation into the wholesale energy markets on April 11, 2001. On June 12, 2001, we received a subpoena from the California Senate formalizing its earlier information request to us. Despite various measures taken to protect the confidentiality of sensitive information produced to the various agencies involved in western United States power market investigations, there remains a risk of governmental disclosure of confidential, proprietary and trade-secret information obtained by these agencies throughout the investigative process.

      On June 7, 2001, the California Independent System Operator (“CAISO”) filed a motion with the FERC to revoke the market-based rate authority issued by the FERC to several of our subsidiaries engaged in the California market. The CAISO also requested that FERC order refunds for sales dating back to May 1, 2000, and that FERC investigate whether Mirant exercised market power prior to May 1, 2000. If this motion were to be fully approved, it would subject the applicable subsidiaries to cost-based rates under the FERC’s jurisdiction. While we do not believe that the CAISO will gain full approval of its motion, we cannot currently predict what action the FERC will take, if any, or what impact the CAISO’s motion will have on our operations.

      On June 8, 2001, the Judicial Panel on Multidistrict Litigation ruled that People of the State of California v. Dynegy, et al, Gordon v. Reliant Energy, Inc., et al, Hendricks v. Dynegy Power Marketing, Inc. et al, Sweetwater Authority, et al v. Dynegy, Inc., et al Bustamante, et al v. Dynegy, Inc., et al and Pier 23 Restaurant v. PG&E Energy Trading, et al should be consolidated for purposes of pretrial proceedings.

      On June 13, 2001, the FERC issued an order denying rehearing on its April 6, 2001 order rejecting the CAISO’s request for a proposed amendment concerning the creditworthiness of the CAISO’s counterparties. Under the terms of the April 6, 2001 order, the CAISO must continue to provide a creditworthy counterparty for all power transactions.

      On June 15, 2001, the Consumers Union of U.S., Inc. filed a petition at the FERC requesting immediate action to protect consumers against unjust and unreasonable charges for electricity in the western United States, including (1) immediate suspension of market-based rate authority for all sellers subject to FERC jurisdiction, (2) the requirement of seller to make cost of service filings with the FERC, (3) the determination of just and reasonable rates for sellers based on their cost of service and (4) the ordering of refunds for any unjust or unreasonable rates and charges. On July 16, 2001, several of our subsidiaries filed a response to the petition, arguing that the petition should be dismissed. We cannot determine at this time what action, if any, the FERC will take with respect to this complaint.

      On June 19, 2001, a Clean Air Act citizen suit was filed in the United States District Court for the Northern District of California by Bayview Hunters Point Community Advocates, Communities for a Better Environment and Our Children’s Earth Foundation, against us and the Bay Area Air Quality Management District, alleging violations of federal permitting requirements resulting from our Potrero peaking units exceeding permit limits on total annual hours of operation. The lawsuit also alleges that the District’s agreement with us implementing Executive Orders of the Governor of California and allowing operation of the Potrero peaking units beyond their permitted operating hours (under limited conditions specified in the agreement) violates the California Environmental Quality Act (“CEQA”). Also on June 19, 2001, the City and County of San Francisco filed a similar suit in the same court against us only, and excluding the CEQA allegations. EPA Region 9 has issued an Administrative Order on Consent in recognition of our agreement with the District and specifying a compliance schedule. The suits seek an injunction preventing operation of the units, federal civil penalties of up to $27,500 per day per violation, state civil penalties of $2,500 for each act of unfair competition, disgorgement of any profits obtained through unfair business practices and invalidation of the agreement between us and the District. On June 26, 2001, we filed with the FERC an Emergency Request for clarification seeking confirmation by the FERC that the Potrero jets are exempt from the FERC’s “must run” requirements, once they exceed their permitted operating limits. On July 25, 2001, the FERC issued an order confirming that we are not required to run its Potrero jets if doing so would cause us to not be in compliance with its environmental permits.

      On June 19, 2001, Bayview Hunters Point Community Advocates, Communities for a Better Environment and Our Children’s Earth Foundation, collectively, and the City and County of San Francisco, each delivered to us a Notice of Intent to File Suit Under the Clean Air Act. These notices state that on 60 days from June 19, the parties will file Clean Air Act citizen suits against Mirant alleging violations of the California State Implementation Plan, the Title V operating permit for the Potrero facility, and federal permitting requirements for modified facilities. These violations are alleged to result from operation of the Potrero peaking units beyond their permit limits on total annual hours of operation. The parties state that they seek injunctive relief, penalties and costs of litigation if the matters are not resolved within the 60-day period.

      On June 19, 2001, the FERC issued an order on rehearing of the April 26 order. The June 19 order affirmed many of the key provisions of the April 26 order, but also broadened the scope of that order to include all spot market sales in markets throughout the Western System Coordinating Council (“WSCC”). The price mitigation plan to be implemented pursuant to the June 19 order became effective June 20, 2000, and will extend until September 30, 2002. Under to the June 19 order, the FERC retained the use of a single market-clearing price for sales in the CAISO’s spot markets in reserve deficiency hours (i.e., when reserves are below 7 percent in California), as well as the requirement that all public and non-public utilities which own or control non-hydroelectric generation in California must offer power in the CAISO’s spot markets, to the extent the output is not scheduled for delivery in the hour. However, the FERC revised the method for calculating the market clearing price, specifying that: (a) generation unit owners must submit bids during reserve deficiencies that are no higher than the seller’s marginal gas costs plus operations & maintenance costs set at $6/MWh; (b) generation unit owners may not reflect start-up fuel and emissions costs in the energy price, but must invoice the CAISO separately for these costs, which the CAISO will recover through a newly-imposed system-wide charge; (c) the ability to cost-justify a higher price is available only to generation owners; marketers may not bid above the market clearing price; and (d) the CAISO must add 10 percent to the market clearing price paid to generators for all prospective sales in its markets to reflect credit uncertainty. The credit adder will not be reflected in the market price for the rest of the WSCC.

      The June 19 order also extended the FERC’s price mitigation regime to the rest of the WSCC and to non-reserve deficiency hours. For spot market sales outside the CAISO single-price auction (i.e., bilateral sales in California and sales in the balance of the WSCC), the June 19 order provides that sellers will receive the price they negotiate, up to the CAISO spot market price, and that all public and non-public utilities in the remainder of the WSCC must offer in the spot market of their choosing any non-hydroelectric resource whether owned or under contract to the extent the output is not scheduled for delivery in the hour. In all non-reserve deficiency hours (i.e. when reserve levels in the CAISO exceed 7 percent), the June 19 order provides that the market-clearing price within California and throughout the WSCC will be set at 85 percent of the highest CAISO hourly market-clearing price established during the most recent reserve deficiency period. This price will remain in place until reserves fall below 7 percent and a new price is set.

      In addition, the June 19 order called for a settlement conference to address any and all issues concerning the California markets, including payment for past due amounts, refunds related to past periods, and creditworthiness issues. In accordance with the June 19 order the FERC’s Chief Administrative Law Judge convened a 15-day settlement conference on June 25; however the parties were unable to reach settlement on the issues at the conference. On July 12, 2001, the Chief Judge issued a recommendation to the FERC, which included a proposed methodology for the FERC to adopt to issue refunds for sales into the CAISO and Power Exchange (“PX”) markets, as well as a 60-day hearing procedure to determine the appropriate amount of refunds for each jurisdictional seller. On July 12, 2001 our subsidiaries filed comments on the Chief Judge’s recommendations, and on July 19, they also filed a request for rehearing of the June 19 order.

      On July 12, as comments to the chief Judge’s recommendation, certain: California Parties” (the California Attorney General, the California Electricity Oversight Board, the county of Los Angeles, the California Public Utilities Commission, and San Diego Gas & Electric Company) filed a “Motion for Refunds: at the FERC, requesting the FERC to order refunds for the CAISO, PX and bilateral markets back to May 1, 2000. We cannot now determine what action, if any, the FERC will take with respect to the Chief Judge’s recommendation, the motion for refunds, or the request for rehearing of the June 19 order. On July 25, 2001, the FERC ordered a hearing to be held to determine refund amounts (and offsets) for certain sales in CAISO and California PX from October 2, 2000 through June 20, 2001, based upon a methodology that follows closely the methodology recommended by the presiding Administrative Law Judge. We expect that any refunds determined in this proceeding will supersede any refunds ordered pursuant to the proxy price methodology employed by the FERC from January through May 2001.

      For the periods of April, May and June of 2001, the CAISO failed to pay a total of approximately $16.9 million to our subsidiaries under the reliability-must-run agreements assumed by us from Pacific Gas & Electric Company. We have submitted notices of default to the CAISO. Payments have been received for amounts that became due following Pacific Gas & Electric Company’s April 6, 2001 petition for bankruptcy.

      On July 20, the California Senate passed SB 78xx, which is intended to restore the creditworthiness of Southern California Edison Company through various mechanisms, including the issuance of bonds and a dedicated rate component for repayment. However, the bill does not provide for repayment of amounts owed to power suppliers in California other than qualifying facilities. SB78xx and similar other forms of legislation currently are pending at the California Assembly. We cannot predict whether, or in what form, legislation will be passed to affect Southern California Edison’s creditworthiness, or whether such legislation would provide for the payment of amounts owed to power suppliers such as our subsidiaries.

RISK FACTORS

      Investing in the securities involves risk. In order to better understand the risks involved in an investment in our securities, please see the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2000, as amended, and our Quarterly Report on Form 10-Q for the three months ended March 31, 2001, which are incorporated by reference in this prospectus. You should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus or any prospectus supplement before making an investment decision. The risks and uncertainties described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

USE OF PROCEEDS

      Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities described in this prospectus for general corporate purposes, which may include financing the development and construction of new facilities, working capital, repaying our indebtedness and the indebtedness of our subsidiaries and financing capital expenditures and acquisitions. We may invest funds not immediately required for these purposes in short-term investment-grade securities. The amount and timing of sales by us of the securities described in this prospectus will depend on, among other things, market conditions and the availability to us of other funds.

      We will not receive any of the proceeds from the sale, if any, of common stock by the selling shareholders.

RATIOS OF EARNINGS TO FIXED CHARGES

      The table below sets forth the ratios of earnings to fixed charges of Mirant and its consolidated subsidiaries on a historical basis for each of the periods indicated:

For the Three	Year Ended December 31,
Months ended
March 31, 2001	2000	1999	1998	1997	1996

2.4	1.5	2.0	*	1.4	1.9

*	For the year ended December 31, 1998, fixed charges exceeded earnings by approximately $177 million.

      The ratio of earnings to fixed charges is computed by dividing (1) income from continuing operations before income taxes and adjustment for minority interest, plus fixed charges and distributed income of unconsolidated affiliates, less equity income in unconsolidated affiliates, capitalized interest and minority interest in losses by (2) fixed charges. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs), capitalized interest and the portion of operating lease rental expense that is representative of the interest factor.

DESCRIPTION OF DEBT SECURITIES

      The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We may also sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

General

      The debt securities we offer will be either senior debt securities or subordinated debt securities. We will issue senior debt securities under a “senior indenture” to be entered into between us and the trustee named in the applicable prospectus supplement, or any successor trustee. We will issue subordinated debt securities under a “subordinated indenture” to be entered into between us and the trustee named in the applicable prospectus supplement, or any successor trustee. The senior indenture and the subordinated indenture are collectively referred to in this prospectus as the “indentures,” and each of the trustees under the senior indenture and the trustee under the subordinated indenture are referred to in this prospectus as a “trustee.” In addition, the indentures may be supplemented or amended as necessary to set forth the terms of the debt securities issued under the indentures. You should read the indentures, including any amendments or supplements to the indentures, carefully to fully understand the terms of the debt securities. As used in this “Description of Debt Securities,” the “company” refers to Mirant Corporation and does not, unless the context otherwise indicates, include our subsidiaries.

      The senior debt securities are unsubordinated obligations of the company. They will be unsecured and will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. Each applicable prospectus supplement will indicate, as of the most recent practicable date, the aggregate amount of outstanding debt that would rank junior to the senior debt securities. The subordinated debt securities are subordinated in right of payment to the prior payment in full of our senior indebtedness. See “— Subordinated Indenture Provisions” below. The subordinated debt securities will be unsecured and will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.

      The indentures do not limit the amount of debt securities that we may issue under the indentures, and each indenture states that we may issue debt securities in one or more series under that indenture.

      We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series. The debt securities may be denominated and payable in foreign currencies or units based on or related to foreign currencies. United States federal income tax considerations specifically applicable to any debt securities denominated in foreign currencies will be described in the applicable prospectus supplement.

Types of Debt Securities

      We may issue any of the following three types of debt securities:

      Fixed-interest rate debt securities: A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes, but is not limited to, zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount.

      Floating-interest rate debt securities: A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If a debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in the applicable prospectus supplement.

      Indexed debt securities: A debt security of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities price indices, for example, power;

•	one or more indices of natural events, for example, weather:

•	one or more general price indices;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

•	combinations or subsets of the items described above.

      If you are a holder of an indexed debt security, you may receive an amount at maturity that is greater than or less than the face amount of the debt security depending upon the value of the applicable index at maturity. The value of the applicable index will fluctuate over time. An indexed debt security may provide either for cash settlement or for physical settlement by delivery of the underlying property or another property of the type listed above. An indexed debt security may also provide that the form of settlement may be determined at our option or at the holder’s option.

      If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index, how amounts that are to become payable will be determined by reference to the price or value of that index and the terms on which the security may be settled physically or in cash.

Original Issue Discount Debt Securities

      A fixed-interest rate debt security, a floating-interest rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security or a proprietary product currently marketed or marketed in the future by various financial institutions. A debt security issued at a discount to its principal may, for United States federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. Any material federal income tax considerations applicable to any discounted debt securities or to certain debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes will be described in the applicable prospectus supplement.

Effective Subordination

      The debt securities will be our obligations exclusively. Because our operations are conducted through subsidiaries, our cash flow and therefore our ability to service debt, including the debt securities offered by the applicable prospectus supplement, will be dependent upon the earnings of our subsidiaries and the distribution of those earnings to, or upon loans or other payments of funds by those subsidiaries to, us. Our subsidiaries are separate and distinct legal entities and, absent an agreement to guarantee any of our debt securities, will have no obligation to pay any amounts due under the debt securities or to make any funds available to us to repay our obligations, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations.

      Any right of ours to receive assets of any of our subsidiaries upon their liquidation or reorganization and the right of the holders of the debt securities to participate in those assets will be effectively subordinated to the claims of our subsidiaries’ creditors, including trade creditors.

No Limitations on Other Debt

      The general provisions of the indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us. However, the senior indenture does restrict us from granting some security interests on some of our property or assets unless the senior debt securities are equally secured. See “—Limitation on Liens” below.

Information in the Prospectus Supplement

      You should refer to the prospectus supplement for a description of the following terms, where applicable, of each series of debt securities in respect of which we are delivering this prospectus:

•	the title of the series of debt securities;

•	the aggregate principal amount (or any limit on the aggregate principal amount) of the series of debt securities and, if any debt securities of a series are to be issued at a discount from their face amount, the method of computing the accretion of the discount;

•	whether the debt securities are senior or subordinated, and the subordination provisions, if any, applicable to the debt securities;

•	the price or prices (which may be expressed as a percentage of the aggregate principal amount) at which the debt securities will be issued;

•	the date or dates on which the principal and premium, if any, of the debt securities will be payable;

•	the rate or rates (which may be fixed or variable) per year at which the debt securities will bear interest, if any, or the method or methods of determining the interest rate or rates;

•	the date or dates from which interest, if any, on the debt securities will accrue, the date or dates on which interest, if any, will be payable, the “regular record date” for interest payments and the basis upon which interest will be calculated, if other than that of a 360-day year consisting of twelve 30-day months;

•	our rights, if any, to extend the interest payment periods of the debt securities, including the maximum duration of any extension or extensions, and any notice that must be given upon the exercise of the right to extend interest payment periods;

•	the extent to which any of the debt securities will be issuable in temporary or permanent global form, the depositary for any global security, the terms and conditions (if any) upon which a global security may be exchanged in whole or in part for definitive securities and the manner in which any interest payable on a temporary or permanent global debt security will be paid;

•	each office or agency where, subject to the terms of the respective indenture, the debt securities may be presented for registration of transfer, conversion or exchange;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

•	the currency or currencies (including any composite currency) in which principal, premium, if any, or interest may be paid;

•	if payments of principal, premium, if any, or interest may be made in a currency other than that in which debt securities are denominated, the manner for determining these payments;

•	provisions for electronic issuance of debt securities or issuance of debt securities in uncertificated form;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be purchased or redeemed in whole or in part, at our option, or may be required to be purchased or redeemed at the holder’s option;

•	the terms of any repurchase or remarketing rights of third parties;

•	the denomination or denominations in which we will issue the debt securities;

•	if an index will be used to determine the amount of payments of principal of, premium, if any, and any interest on the debt securities, the method or methods by which we will determine these amounts;

•	whether any of the debt securities are to be issuable as registered securities, bearer securities or both, whether debt securities are to be issuable with or without coupons or both and, if issuable as bearer securities, the date as of which the bearer securities will be dated (if other than the date of original issuance of the first debt security of that series of like tenor and term to be issued);

•	whether, and under what conditions, we will pay any additional amounts with respect to the debt securities;

•	any addition to or change in the covenants or events of default that pertain to the debt securities;

•	if applicable, the terms of any right or requirement to convert debt securities into, or exchange debt securities for, shares of our common stock or other securities or property;

•	whether and upon what terms debt securities may be defeased if different from the provisions set forth in the indenture;

•	whether any debt securities will have guarantees;

•	the nature of any material relationship between the trustee and us or any of our affiliates; the percentage of the series of debt securities necessary to require the trustee to take action and what indemnification the trustee may require before taking action; and

•	any other terms of the debt securities.

Conversion

      Debt securities may be convertible into or exchangeable for our common stock, preferred stock or other securities or property as described in the prospectus supplement. The prospectus supplement will specify whether, among other things, the conversion is mandatory or at the holder’s option, as well as other terms and conditions of conversion.

Redemption and Repayment

      Unless otherwise indicated in the prospectus supplement, the debt securities will not be entitled to the benefit of any sinking fund — that is, we will not deposit money on a regular basis into any separate custodial account to repay the debt securities. The prospectus supplement will also indicate if we are entitled to redeem a debt security before its stated maturity or if you are entitled to require us to buy a debt security from you before its stated maturity. If the prospectus supplement specifies that we are able to redeem, or you are able to require us to repurchase, the debt security before it stated maturity date, it will also specify (1) the date or dates on which we or you are able to exercise these rights and (2) one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of the debt security. The prospectus supplement may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

      If we redeem a debt security, we will do so at the specified redemption price, together with interest accrued, if applicable, to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which the debt security is redeemed. If the prospectus supplement specifies that you may require us to purchase a debt security, the debt security will be purchased at the holder’s option on the specified purchase date at the specified purchase price, together with interest accrued, if applicable, to the specified purchase date.

Events of Default

      The indentures define an “event of default” with respect to debt securities of any series as:

(1)	our default in the payment of any interest upon any debt security of that series when due, other than at the stated maturity date, continued for a period of 30 days (our extension of the interest payment period in accordance with the terms of a supplemental indenture authorizing the debt securities of that series, however, shall not constitute an event of default);

(2)	our default in the payment of the principal (or premium, if any) or interest of any debt security of that series on its stated maturity date;

(3)	our default in the deposit of any sinking fund payment when due, continued for a period of 30 business days;

(4)	our material default in the performance, or material breach, of any covenant or obligation in the indentures, continued for a period of 90 days after our receipt of written notice of the default from the trustee or after the receipt of written notice of the default by us and the trustee from the holders of at least 33 1/3% in the aggregate principal amount outstanding of that series;

(5)	certain events of bankruptcy, insolvency or reorganization of us; or

(6)	any other event of default with respect to debt securities of that series set forth in the applicable prospectus supplement.

      If any event of default with respect to any series of outstanding debt securities occurs and is continuing, either the trustee or the holders of not less than 33 1/3% in aggregate principal amount of the debt securities of that series may declare the principal amount of that series of debt securities, to be immediately due and payable. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained, if all events of default have been cured or waived (other than the nonpayment of principal of any series of debt securities which has become due solely by reason of the declaration of acceleration) then the declaration of acceleration shall be automatically annulled and rescinded. Each indenture provides that no holder of any debt security of any series or any related coupons will have any right to institute any proceeding, judicial or otherwise, with respect to such indenture, or for the appointment of a receiver or trustee, or for any other remedy under that indenture, unless:

•	the holder or holders have previously given written notice to the trustee of a continuing event of default with respect to debt securities of that series;

•	the holder or holders of not less than 33 1/3% in principal amount of the outstanding debt securities of that series have requested the trustee in writing to institute proceedings in respect of the event of default in its own name as trustee under such indenture;

•	the holder or holders have offered to the trustee indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with the request;

•	the trustee, for 60 days after its receipt of this notice, request and offer of indemnity, fails to institute any such proceeding; and

•	the trustee has not received any direction during that 60-day period by the holders of a majority in principal amount of the outstanding debt securities of that series that is inconsistent with the written direction.

      We are required to file with the trustee within 120 days after the end of each fiscal year a written statement of officers as to our compliance with the conditions and covenants of the indentures. We are also required to file with the trustee written notice of any event which after notice or lapse of time or both would become an event of default, within ten days of the event.

Limitation on Liens

      Unless we indicate otherwise in the applicable prospectus supplement, so long as any of our senior debt securities are outstanding, we will not incur any debt that is secured by liens upon any non-cash assets directly owned by us unless any outstanding senior debt securities are equally and ratably secured with any and all such debt and with any other debt similarly entitled to be equally and ratably secured. This restriction shall not prevent us from incurring debt that is secured by certain types of liens described in the senior indenture, including but not limited to:

•	liens existing at the original date of issuance of the series of debt securities;

•	purchase money liens;

•	liens securing debt for borrowed money incurred in connection with the financing of a specifically identifiable project where the lien relates to property involved in that project and the recourse of the creditors in respect of that indebtedness is limited to that project property;

•	liens securing amounts not more than 90 days overdue or otherwise being contested in good faith;

•	liens consisting of rights of set off credit balances in connection with cash management programs or letters of credit;

•	lien securing debt for borrowed money incurred in connection with the financing of accounts receivable;

•	liens incurred in the ordinary course of business, including, but not limited to, mechanics’, materialmens’, carriers’, workmens’, vendors’ or other like liens and liens securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security;

•	liens on specific items of inventory or other goods and proceeds securing obligations of the company in respect of bankers’ acceptances issued or created for the account of that person to facilitate the purchase, shipment or storage of that inventory or other goods;

•	liens incurred or deposits made securing the performance of tenders, bids, leases, trade contractors (other than for borrowed money), statutory obligations, surety bonds, appeal bonds, government contacts, performance bonds, return-of-money bonds and other obligations of like nature incurred in the ordinary course of business;

•	liens arising out of title retention or similar provisions in connection with the purchase of goods and equipment in the ordinary course of business;

•	liens securing reimbursement obligations under letters of credit, guaranties and other forms of credit enhancement given in connection with the purchase of goods and equipment in the ordinary course of business;

•	liens we create in connection with any pooling and settlement agreements or arrangements of the electricity industry or any transactions we enter into in connection with hedging or management of risks relating to the electricity industry;

•	liens consisting of a right of set off or right over a margin call account or any form of cash or cash collateral or any similar arrangement for obligations incurred in respect of the hedging or management of risks under transactions involving any currency or interest rate swap, cap or collar arrangements, forward exchange transaction, option, warrant, forward rate agreement, futures contract or other derivative instrument of any kind;

•	liens on any assets acquired from an entity which is merged with or into us or which we acquire, or liens on the assets of any entity existing at the time the entity becomes our subsidiary, as long as the liens are not created in anticipation of our acquisition (unless the lien is created to secure payment of any part of the purchase price of the entity);

•	liens required by any contract or statute in order to permit us to perform any contract with a governmental entity;

•	liens securing industrial revenue, development or similar bonds issued by or for our benefit, provided the bonds are non-recourse to us;

•	liens securing taxes or assessments or other applicable governmental charges or levies;

•	liens arising under any order of attachment, distraint or similar legal process arising in connection with court proceedings and any lien which secures the reimbursement obligation for any bond obtained in connection with an appeal taken in any court proceeding, so long as the execution or other enforcement of such lien arising pursuant to such legal process is effectively stayed and the claims secured by the lien are being contested in good faith and, if appropriate, by appropriate legal proceedings, or any lien in favor of a plaintiff or defendant in any action before a court or tribunal as security for costs and/or expenses;

•	lien arising by operation of law or by order of a court or tribunal or any lien arising by an agreement of similar effect, including, without limitation, judgment liens;

•	liens granted in connection with extending, renewing, replacing or refinancing in whole or in part the debt secured by all of the liens described above; and

•	liens (in addition to all of the liens described above) securing debt that, in aggregate, does not exceed 10% of our “Consolidated Net Tangible Assets” (defined below).

      Except as may otherwise be provided in an accompanying prospectus supplement, “Consolidated Net Tangible Assets” means the total of all assets (including revaluations of the assets as a result of commercial appraisals, price level restructuring or otherwise) appearing on our consolidated balance sheet, net of applicable reserves and deductions, but excluding goodwill, trade names, trademarks, patents, unamortized debt discount and all other like intangible assets (which shall not be construed to include any revaluations, less our consolidated current liabilities.

Registration and Transfer

      Unless we indicate otherwise in the applicable prospectus supplement, we will issue debt securities only as registered securities without coupons. Debt securities that we issue as bearer securities will have interest coupons attached, unless we indicate otherwise in the applicable prospectus supplement.

      With respect to registered securities, we will keep or cause to be kept a register in which we will provide for the registration of registered securities and the registration of transfers and exchanges of registered securities. We will appoint a “security registrar”, and we may appoint any “co-security registrar”, to keep the security register.

      Upon surrender for registration of transfer or exchange of any registered security of any series at our office or agency maintained for that purpose in a place of payment for that series, we will execute one or more new registered securities of that series in any authorized denominations, with the same aggregate principal amount and terms. At the option of the holder, a holder may exchange registered securities of any series for other registered securities of that series, or bearer securities (along with all necessary related coupons) of any series for registered securities of the same series. Registered securities will not be exchangeable for bearer securities in any event.

      We have agreed in the indentures that we will maintain a place of payment where:

•	any debt securities of each series may be presented or surrendered for payment;

•	any registered securities of that series may be surrendered for registration of transfer;

•	debt securities of that series may be surrendered for exchange or conversion; and

•	notices and demands to or upon us in respect of the debt securities of that series and the indentures may be served.

      If at any time we fail to maintain a place of payment or if we fail to provide the trustee with the address of the place of payment, all presentations, surrenders, notices and demands may be served at the trustee’s office. Unless we state otherwise in the applicable prospectus supplement, we will not charge holders for any registration of transfer or exchange of debt securities. We may require holders to pay for any tax or other governmental charge or insurance charges that may be imposed in connection with any such registration of transfer or exchange, other than exchanges expressly provided in the indentures to be made at our own expense or without charge to the holders.

Global Securities

      We may issue debt securities of a series, in whole or in part, in the form of one or more global securities, which we will deposit with, or on behalf of, and register in the name of a depositary identified in the prospectus supplement relating to that series, in each case for credit to any account of a direct or indirect participant in such depositary. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities and limitations and restrictions relating to a series of debt securities in the form of one or more global securities in the prospectus supplement relating to that series.

Payment and Paying Agents

      Unless we indicate otherwise in a prospectus supplement:

•	we will maintain an office or agency in each place of payment for any series of debt securities where debt securities of one or more series may be presented or surrendered for payment, where notices and demands in respect to debt securities may be served and, if debt securities have been issued in certificated form, where the debt securities may be surrendered for registration of transfer and exchange; and

•	we will pay any installment of interest on registered securities to the person in whose name the debt security is registered at the close of business on the regular record date for that payment.

Consolidation, Merger, Conveyance or Lease

      The indentures provide that we may consolidate with or merge into any other corporation or convey, transfer or lease all or substantially all of our properties and assets if:

•	the successor expressly assumes our applicable obligations under the indentures; and

•	immediately after giving effect to the transaction, no event of default will have happened and no event that, after notice or lapse of time or both would become an event of default, has happened and is continuing.

      In addition, all of our covenants and agreements in the indentures shall bind our successors and assigns, whether so expressed or not.

Modification of the Indentures; Waiver of Covenants

      The indentures provide that, with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of all affected series (voting together as one class), we and the trustee may enter into a supplemental indenture or indentures to modify such indentures. Holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series may waive our compliance with specified terms of an indenture in any instance or generally. No modification may, without the consent of the holder of each outstanding affected debt security:

•	extend the stated maturity of the principal of, or interest on, any debt security issued under an indenture;

•	reduce the principal amount of or the rate of interest on any debt security issued pursuant to an indenture;

•	reduce any amount payable on redemption of any debt security issued under an indenture;

•	with respect to the subordinated indenture, modify the provisions concerning the subordination of the subordinated debt securities in a manner adverse to any holder of subordinated debt securities; or

•	impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of the payment (or, in the case of redemption, on or after the redemption date); or

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any waiver of compliance with certain provisions of the indentures or of certain defaults under the indentures and their consequences provided for in an indenture.

      The debt securities of any series that we or any of our affiliates own shall not be deemed to be outstanding for, among other purposes, consenting to any of the modifications listed above. The indentures also provide that, without the consent of any holder of debt securities, when authorized by our board of directors, we and the trustee may enter into one or more supplemental indentures to an indenture to:

•	evidence the succession of another corporation to the company and the assumption by any such successor of the indenture and the debt securities;

•	add to our covenants for the benefit of the holders of debt securities or to surrender any of our rights or powers under the indenture;

•	add any additional events of default;

•	change or eliminate any restrictions on the payment of principal (or premium, if any) on debt securities or to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or in uncertificated form, provided any such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect;

•	change or eliminate any of the provisions of the indenture with respect to any series of debt securities which has not yet been issued;

•	secure the debt securities;

•	establish the form or terms of any series of debt securities as permitted by the indenture;

•	evidence and provide for the acceptance of appointment under the indenture by a successor trustee;

•	with respect to the subordinated indenture, limit or terminate the benefits available to any holder of senior debt;

•	permit or facilitate the issuance, payment or conversion of debt securities that, by their terms, may be converted into securities or other property;

•	effect the qualification of the indenture under the Trust Indenture Act or under any similar federal statute and to add any other provisions to the indenture as may be expressly required by the Trust Indenture Act; or

•	cure any ambiguity, correct or supplement any provision of the indenture that may be defective or inconsistent with any other provision of the indenture or to make provisions with respect to matters or questions arising under the indenture that do not adversely affect the interests of the holders of debt securities of any series in any material respect.

Subordinated Debt Securities

      Our subordinated debt securities will be subordinate and junior in right of payment, to the extent set forth in the subordinated indenture, to the prior payment in full of all our existing and future senior debt. Senior debt is defined in the subordinated indenture as the principal of, and premium, if any, and interest on, including interest accruing after the filing of a petition initiating any proceeding under any bankruptcy law, and other amounts due on or in connection with any debt incurred, assumed or guaranteed by us, whether outstanding on the date of the subordinated indenture or later incurred, assumed or guaranteed, and all deferrals, renewals, extensions and refundings of any such debt. Excluded from the definition of senior debt are the following:

•	any debt which expressly provides that it is not senior debt;

•	the subordinated debt securities; and

•	our outstanding 6 1/4% Junior Convertible Subordinated Debentures, Series A due 2030, held by Mirant Trust I, a Delaware statutory business trust and our wholly-owned subsidiary, and our obligations related to our guarantee of certain obligations of the trust under its 6 1/4% Convertible Trust Preferred Securities, Series A.

      There are no restrictions in the subordinated indenture on the creation of additional senior debt, or any other debt. The prospectus supplement with respect to any subordinated debt will describe:

•	the aggregate amount of consolidated indebtedness outstanding as of the most recent practicable date that would constitute either senior debt or indebtedness of our subsidiaries;

•	the aggregate amount of outstanding indebtedness as of the most recent practicable date that would rank on a parity with the subordinated debt securities; and

•	any then-existing limitation on the issuance of additional senior debt, if any.

      As a result of the subordination of our subordinated debt securities, in the event of our dissolution, insolvency, bankruptcy or other similar proceedings, upon any distribution of our assets:

•	the holders of all senior debt will be entitled to receive payment in full of all amounts due or to become due thereon, or payment of these amounts shall have been provided for, before the holders of subordinated debt securities would be entitled to receive any payment or distribution with respect to the subordinated debt securities;

•	the holders of subordinated debt securities will be required to pay over their share of any distribution to the holders of senior debt until the senior debt is paid in full; and

•	our creditors who are not holders of subordinated debt securities or holders of senior debt may recover less, ratably, than holders of senior debt and may recover more, ratably, than the holders of subordinated debt securities.

Defeasance

      We may, at our option and at any time, elect (1) to have all of our obligations (except in each case for the obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust) discharged with respect to the outstanding debt securities (“Legal Defeasance”) or (2) to have our obligations released with respect to some of the covenants described in the indenture (“Covenant Defeasance”), after which any failure to comply with those obligations will not constitute a default or event of default; if:

•	we irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities, cash or government securities sufficient to pay the principal of and interest on the outstanding debt securities on the stated maturity or on the applicable redemption date, as the case may be;

•	no event of default or event which with notice or lapse of time would become an event of default (including by reason of the deposit) with respect to the debt securities of the series shall have occurred and be continuing on the date of the deposit;

•	we deliver to the trustee an opinion of counsel confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance or discharge of certain obligations; and

•	we deliver to the trustee an officers’ certificate certifying our compliance with all of the conditions in the indentures relating to the satisfaction and discharge of the debt securities.

Governing Law

      The indentures and the debt securities will be governed by the laws of the State of New York.

Regarding the Trustee

      Unless stated in the applicable prospectus supplement, the trustee may also be the trustee under any other indenture for debt securities and any trustee or its affiliates may lend money to us and may from time to time have lender or other business arrangements with us. The trustee and its affiliates will be permitted to engage in other transactions; however, if they acquire any conflicting interest, the conflict must be eliminated or the trustee must resign.

DESCRIPTION OF CAPITAL STOCK

General

      Under our restated certificate of incorporation, our authorized capital stock consists of:

•	2,000,000,000 shares are common stock, par value $0.01 per share; and

•	125,000,000 shares are preferred stock, par value $0.10 per share.

      As of June 30, 2001, there were 340,350,249 shares of common stock and no shares of preferred stock outstanding.

      The following descriptions are summaries of the material terms of our capital stock. You should refer to the applicable provisions of the Delaware General Corporation Law, our restated certificate of incorporation, our bylaws and the applicable prospectus supplement for additional information about our capital stock. See “Where You Can Find More Information”.

Common Stock

      Our common stock is traded on the New York Stock Exchange under the symbol “MIR”. Each share of our common stock entitles the holder to one vote on all matters on which holders are permitted to vote.

There is no cumulative voting for election of directors. Accordingly, the holders of a majority of the shares voted can elect all of the nominees for director.

      Subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock are entitled to dividends when, as and if declared by the board of directors out of funds legally available for that purpose. Upon liquidation, dissolution or winding up, subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock are entitled to a pro rata share in any distribution to stockholders. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and nonassessable. Under a rights agreement entered into on August 22, 2000, our shares of common stock outstanding prior to the occurrence of events specified in the rights agreement have certain preferred stock purchase rights, which are described below under “Stockholder Rights Plan” and set forth in more detail in the rights agreement incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Preferred Stock

      The following description of preferred stock and the description of the terms of a particular series of preferred stock that will be described in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to the certificate of designation relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. You should read the applicable certificate of designation for a complete description of a series of preferred stock. The related prospectus supplement will also contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

      Our board of directors is authorized, without any further vote or action by our stockholders, to cause shares of preferred stock to be issued from time to time in one or more series, and to fix, or designate the powers, preferences and rights and the qualifications, limitations and restrictions of the shares of each series.

      The specific matters that our board of directors may determine with respect to a series of preferred stock, and which we will describe, where applicable, in a prospectus supplement relating to the series of preferred stock, include:

•	the designation of each series;

•	the maximum number of shares of each series;

•	the rate of any dividends, the date dividends will accrue, whether the series of preferred stock will be issued with original issue discount and, if so, the computed dividend rate on the series of preferred stock, the dividend payment dates and whether dividends will be cumulative;

•	the amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of our company;

•	the terms and conditions of any redemption, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	rights and terms of any conversion or exchange, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	any sinking fund or similar provision, and, if applicable, the terms and provisions relating to the purpose and operation of the fund;

•	any voting rights, in addition to voting rights provided by law; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

      Any or all of these rights may be greater than the rights of the holders of common stock.

      The Series A preferred stock described below under “Stockholder Rights Plan” is a series of preferred stock that has been authorized by our board of directors.

      Upon liquidation, dissolution or winding up, the holders of each series of preferred stock will be entitled to receive the liquidation preference per share specified in the applicable prospectus supplement plus any accrued and unpaid dividends. Holders of preferred stock will be entitled to receive these amounts before any distribution is made to the holders of common stock, but only after the liquidation preference has been fully paid on any shares of senior ranking preferred stock. Neither the par value nor the liquidation preference of any series of preferred stock is indicative of the prices at which any shares of preferred stock may trade on or after the date of issuance.

      The preferred stock may have voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. The terms of the preferred stock that might be issued could conceivably prohibit us from:

•	consummating a merger;

•	reorganizing;

•	selling substantially all of our assets;

•	liquidating; or

•	engaging in other extraordinary corporate transactions without shareholder approval.

      Preferred stock, or rights to purchase preferred stock, could be issued quickly with terms calculated to delay, defer or prevent a change in control of us or to make it more difficult to remove our management. For example, a business combination could be impeded by issuing a series of preferred stock containing class voting rights that would enable the holder or holders of this series to block that transaction. Alternatively, a business combination could be facilitated by issuing a series of preferred stock with sufficient voting rights to provide a required percentage vote of the stockholders.

      In addition, the issuance of preferred stock may have the effect of decreasing the market price of our common stock. Although our board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of our stockholders, it could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over prevailing market prices of the stock. Our board of directors does not currently intend to seek stockholder approval prior to any issuance of preferred stock unless otherwise required by law or applicable stock exchange requirements.

      Preferred stock will be fully paid and nonassessable upon issuance. The preferred stock or any series of preferred stock may be represented, in whole or in part, by one or more global certificates, which will have an aggregate principal amount equal to that of the preferred stock represented by the global certificate.

      Each global certificate will:

•	be registered in the name of a depositary or a nominee of the depositary identified in the prospectus supplement;

•	be deposited with the depositary or nominee or a custodian for the depositary; and

•	bear a legend regarding the restrictions on exchanges and registration of transfer, and any other matters as may be provided for under the certificate of designation.

Depositary Shares

      We may, at our option, elect to offer fractional shares of preferred stock, or “depositary shares”, rather than full shares of preferred stock. In that event, we will issue receipts for depositary shares, and each receipt will represent a fraction of a share of a particular series of preferred stock as described in the applicable prospectus supplement.

      The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary named in the applicable prospectus supplement. The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion, to all the rights and preferences of the preferred stock, including dividend, voting, redemption, subscription and liquidation rights. The terms of any depositary shares will be described in the applicable prospectus supplement and the provisions of the deposit agreement, which will be filed with the SEC. You should carefully read the deposit agreement and the depositary receipt attached to the deposit agreement for a more complete description of the terms of the depositary shares.

      If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

      Whenever we redeem or convert shares of preferred stock held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary shares representing the preferred stock to be redeemed or converted. The depositary will redeem or convert the depositary shares from the proceeds it receives from the corresponding redemption or conversion of the applicable series of preferred stock. The redemption or conversion price per depositary share will be equal to the applicable fraction of the redemption or conversion price per share on the applicable series of preferred stock. If less than all the depositary shares are to be redeemed or converted , the depositary will select which shares are to be redeemed or converted by lot on a pro rata basis or by any other equitable method as the depositary may decide.

      After the redemption or conversion date, the depositary shares called for redemption or conversion will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption or conversion.

      We will pay all fees, charges and expenses of the depositary, including the initial deposit of preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay taxes and any other charges as are stated in the deposit agreement for their accounts.

Anti-Takeover Effects of Delaware Laws and Our Certificate and By-Law Provisions

      Some provisions of Delaware law and our restated certificate of incorporation and bylaws could make the following more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

      These provisions, as well as our ability to issue preferred stock, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that this increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could improve their terms.

Delaware Business Combination Statute

      We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders. If any person acquires 15% or more of our outstanding stock, that person will be subject to the provisions of Section 203.

Stockholder Rights Plan

      Our board of directors has adopted a stockholder rights plan. Under the rights plan, one right has been issued and is attached to each outstanding share of common stock. Each right entitles the holder, in the circumstances described below, to purchase from us one one-thousandth of a share of Series A preferred stock, par value $0.10 per share, at an exercise price of $250 per right, subject to adjustment. The rights agreement is filed as an exhibit to the registration statement of which this prospectus is a part and is also available upon request to us. You should read the rights agreement carefully to fully understand the terms of the stockholder rights plan.

      Initially, the rights are not exercisable and trade automatically with outstanding shares of common stock. The rights will become exercisable and separate certificates representing the rights will be distributed if:

•	any person or group acquires 15% or more of our outstanding common stock, (unless the offer to acquire the shares is approved by a majority of the board of directors who are not affiliates of the acquiring person); or

•	a tender offer or exchange offer for 15% or more of our outstanding common stock is announced.

      From and after the distribution of certificates representing the rights, the separate certificates alone will represent the rights. Shares of common stock issued after this distribution will not be issued with rights.

      The rights expire on August 22, 2010, unless earlier redeemed or exchanged by us as described below.

      If a person acquires 15% or more of our outstanding common stock in a transaction that has not been approved by a majority of our independent and disinterested board of directors, each holder of a right other than that person and certain related parties, whose rights will automatically become null and void, will be entitled to receive, upon exercise of the right, a number of shares of common stock, or, in some circumstances, other securities of our company, having a current market price averaged over the previous 30 consecutive trading days equal to two times the exercise price of the right.

      If, at any time after a person acquires 15% or more of our outstanding common stock, our company effects a merger or other business combination in which the holders of our outstanding common stock prior to the transaction are not the holders of the surviving corporation’s voting power or 50% or more of its assets or earning power is sold or transferred, then each holder of a right, other than the person who acquired 15% or more of our outstanding common stock some related parties, whose rights will become null and void, shall have the right to receive, upon exercise, a number of shares of common stock of the acquiring company with a value equal to two times the exercise price of the right.

      The purchase price payable, and the number of Series A preferred stock, common stock or other securities issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution (1) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A preferred stock, (2) upon the grant to holders of the Series A preferred stock of rights or warrants to subscribe for or purchase Series A preferred stock at a price, or securities convertible into shares of Series A preferred stock with a conversion price, less than the then current market price of the Series A preferred stock or (3) upon the distribution to holders of the Series A preferred stock of evidences of indebtedness, assets, subscription rights or warrants.

      The number of outstanding rights and the number of one one-thousandths of a Series A preferred share issuable upon exercise of each right are also subject to adjustment in the event of a stock split of the common stock or a dividend on the common stock payable in common stock or some other adjustments to the common stock which occur prior to the date on which the rights become exercisable.

      With some exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in the purchase price. No fractional Series A preferred shares will be issued (other than fractions which are one one-thousandth or integral multiples of one one-thousandth of a Series A preferred share, which may, at our election, be evidenced by depositary receipts). Cash will be issued in lieu of fractional shares.

      Series A preferred stock purchasable upon exercise of the rights will not be redeemable. Each share of Series A preferred stock will be entitled to a minimum preferential quarterly dividend payment of $10.00 per share but, if greater, will be entitled to an aggregate dividend per share of 1,000 times the dividend declared per common share. If our company is liquidated, the holders of Series A preferred stock will be entitled to a minimum preferential liquidation payment of $10.00 per share; and after the holders of the common stock receive a liquidation payment of $0.01 per share, the holders of the Series A preferred stock and the holders of the common stock will share the remaining assets of our company in the ratio of 1,000 to 1 (as adjusted) for each share of Series A preferred stock and common stock so held, respectively. Each share of Series A preferred stock will have a vote of 1,000 votes per share, subject to adjustment and will generally vote together with holders of common stock as a single class. In the event of any merger, consolidation or other transaction in which our common stock is exchanged, each Series A preferred share will be entitled to receive 1,000 times the amount of cash, securities or other property received per common share. These rights are protected by antidilution provisions. If the amount of accrued and unpaid dividends on the Series A preferred stock equals six full quarterly dividends or more, the holders of the Series A preferred stock shall have the right, voting as a class, to elect two directors in addition to the directors elected by the holders of the common stock until all cumulative dividends on the Series A preferred stock have been paid through the last quarterly dividend payment date or until non-cumulative dividends have been paid regularly for at least one year.

      Our board of directors may generally redeem the rights for nominal consideration at any time prior to the first to occur of (1) a person acquiring 15% or more of our outstanding common stock, except in a board approved transaction or (2) the expiration of the rights. Additionally, we may redeem outstanding rights in connection with a merger or other business combination transaction in which all holders of common shares are treated alike but not involving a person acquiring 15% or more of our outstanding common stock except in a board approved transaction.

      All of the provisions of the rights plan may be amended by our board of directors prior to the date the rights become exercisable. After the rights become exercisable, the provisions of the rights plan may be amended by our board in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of rights, or, subject to some limitations, to shorten or lengthen any time period under the rights plan. Until a right is exercised, the holder will have no rights as a stockholder, including, without limitation, the right to vote or to receive dividends.

      The rights have anti-takeover effects. The rights will cause substantial dilution to any person or group that attempts to acquire our company without the approval of our board. As a result, the overall effect of the rights may be to render more difficult or discourage any attempt to acquire our company, even if the acquisition may be in the interest of our stockholders. Because our board can redeem the rights or approve a permitted offer, the rights will not interfere with a merger or other business combination approved by our board of directors.

Transfer Agent and Registrar

      The transfer agent and registrar for our common stock is Mellon Investor Services. We will designate the transfer agent for each series of preferred stock in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

      We may issue debt warrants or universal warrants. Warrants may be issued independently or together with any other securities, we may offer by this prospectus and may be attached to or separate from any offered securities. Each series of warrants will be issued under a warrant agreement or a warrant indenture, as specified in the applicable prospectus supplement. A copy of the warrant agreement or warrant indenture, as applicable, and warrant certificate will be filed with the SEC in connection with the offering of warrants. The following description sets forth certain general terms and provisions of the warrants to be offered and is not intended to be complete. You should read any applicable warrant agreement, warrant indenture and warrant certificate because those documents, and not this description, define your rights as a holder of warrants.

Debt Warrants

      We may issue warrants for the purchase of our debt securities on terms to be determined at the time of sale. We refer to this type of warrant as a “debt warrant”.

Universal Warrants

      We may also issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities price indices for example, power;

•	one or more indices of natural events for example weather;

•	one or more general price indices;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	combinations or subsets of the items described above.

      We refer to this type of warrant as a “universal warrant”. We refer to each property described above as a “warrant property”.

      We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

•	the warrant property;

•	the cash value of the warrant property; or

•	the cash value of the warrants determined by reference to the performance, level or value of the warrant property.

      The applicable prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.

General Terms of Warrants

      The prospectus supplement relating to a particular offering of warrants will describe the terms of those warrants, including, where applicable the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	the currency or currency units in which the offering price, if any, is payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Additional Terms of Warrants

      If you purchase debt warrants, your prospectus supplement may contain, where applicable, the following additional information about your warrants:

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants; and

•	the exercise price and whether the exercise price may be paid in cash, by the exchange of any debt warrants or other securities or both and the method of exercising the debt warrants.

      If you purchase universal warrants, your prospectus supplement may contain, where applicable, the following additional information about your warrants:

•	whether the universal warrants are put warrants or call warrants, including in either case warrants that may be settled by means of net cash settlement or cashless exercise, or any other type of warrants;

•	the money or warrant property, and the amount or method of determining the amount of money or warrant property, payable or deliverable upon exercise of each universal warrant;

•	the price at which and the currency with which the warrant property may be purchased or sold by or on behalf of the holder of each universal warrant upon the exercise of that warrant, and the method of determining that price;

•	whether the exercise price may be paid in cash, by the exchange of any universal warrants or other securities or both, and the method of exercising the universal warrants; and

•	whether the exercise of the universal warrants is to be settled in cash or by delivery of the warrant property or both and whether settlement will occur on a net basis or a gross basis.

      Before exercising the warrants, you will not have any of the rights of holders of the warrant property deliverable upon exercise of the warrants, including the right to receive dividends, if any, or payments upon liquidation, dissolution or winding-up or to exercise voting rights, if any.

DESCRIPTION OF PURCHASE CONTRACTS

AND PURCHASE UNITS

      We may issue purchase contracts for the purchase and sale of, or whose cash value is determined by reference or linked to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities price indices for example, power;

•	one or more indices of natural events for example weather;

•	one or more general price indices;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	combinations or subsets of the items described above.

•	We refer to each property described above as a “purchase contract property”. Each purchase contract will obligate:

•	the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, one or more purchase contract properties at a specified price or prices; or

•	the holder or us to settle the purchase contract by reference to the value, performance or level of one or more purchase contract properties, on specified dates and at a specified price or prices.

      Some purchase contracts may include multiple obligations to purchase or sell different purchase contract properties, and both we and the holder may be sellers or buyers under the same purchase contract. No holder of a purchase contract will have the rights of a holder of the underlying property under the contract, including any right to receive payments on that property, until the purchase contract is exercised.

      A copy of the purchase agreement will be filed with the SEC in connection with the offering of purchase contracts. This description sets forth some general terms and provisions of the purchase contracts and purchase units to be offered and is not intended to be complete.

      The prospectus supplement will contain, where applicable, the following information about the purchase contract:

•	whether the purchase contract obligates the holder to purchase or sell, or both purchase and sell, one or more purchase contract properties and the nature and amount of each of those properties, or the method of determining those amounts;

•	whether the purchase contract is to be settled by delivery, or by reference or linkage to the value, performance or level of, the purchase contract properties;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contract;

•	whether the purchase contract will be issued as part of a unit and, if so, the other securities comprising the unit; and

•	whether the purchase contract will be issued in fully registered or bearer form and in global or non-global form.

      The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities, preferred stock or debt obligations of third parties, including United States treasury securities, securing the holders’ obligations to purchase the purchase contract property. These units are called “purchase units”. If we issue a purchase contract as part of a unit, the accompanying prospectus supplement will state whether the contract will be separable from the other securities in the unit before the contract settlement date. The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and these payments may be unsecured or refunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner.

      The applicable prospectus supplement will describe the terms of the purchase contracts or purchase units. The description in the prospectus supplement will not necessarily be complete, and you should read the purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the purchase contracts or purchase units. Any material United States federal income tax considerations applicable to the purchase units and the purchase contracts will also be discussed in the applicable prospectus supplement

SELLING SHAREHOLDERS

      Selling shareholders may from time to time offer up to an aggregate of 16,200,000 shares of our common stock. These shareholders may include purchasers of our common stock in private placements and other holders of restricted stock, including our officers, directors and employees.

      The prospectus supplement for any offering of common stock by selling shareholders will include the following information about any selling shareholders:

•	the names of the selling shareholders;

•	the nature of any position, office or other material relationship between any of the selling shareholders and us, our affiliates or predecessors during the last three years;

•	the number of shares of common stock offered by selling shareholders under the prospectus supplement; and

•	the number of shares of common stock owned by the selling shareholders before and after the offering and, if one percent or more, the percentage of common stock owned by selling shareholders after the offering.

PLAN OF DISTRIBUTION

      We and any selling shareholders may offer and sell the securities described in this prospectus:

•	through agents;

•	through one or more underwriters or dealers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent; but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers (through a specific bidding or auction process or otherwise);

•	in at the market offerings, within the meaning of Rule 415(a)(4) of the Securities Act;

•	through a combination of any of these methods of sale; or

•	at a fixed exchange ratio in return for other of our securities.

      The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to the prevailing market prices; or

•	at negotiated prices.

      Offers to purchase the securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by us to the agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

      If we or any selling shareholders offer and sell securities through an underwriter or underwriters, we or the selling shareholders will execute an underwriting agreement with the underwriter or underwriters. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be described in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities.

      If we or the selling shareholders offer and sell securities through a dealer, we, the selling shareholders or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

      We or the selling shareholders may solicit offers to purchase the securities directly and we or the selling shareholders may sell the securities directly to institutional or other investors. The terms of these sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

      We or the selling shareholders may enter into agreements with agents, underwriters and dealers under which we or the selling shareholders may agree to indemnify the agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make with respect to these liabilities. The terms and conditions of this indemnification or contribution will be described in the applicable prospectus supplement. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or the selling shareholders in the ordinary course of business.

      We or the selling shareholders may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

      We or the selling shareholders may authorize our respective agents or underwriters to solicit offers to purchase securities at the public offering price under delayed delivery contracts. The terms of these delayed delivery contracts, including when payment for and delivery of the securities sold will be made under the contracts and any conditions to each party’s performance set forth in the contracts, will be described in the applicable prospectus supplement. The compensation received by underwriters or agents soliciting purchases of securities under delayed delivery contracts will also be described in the applicable prospectus supplement.

      Unless indicated in the applicable prospectus supplement, all debt securities, depositary shares, preferred stock, warrants, purchase contracts and purchase units will be new issues of securities with no established trading market. Unless indicated in the applicable prospectus supplement, we do not expect to list the securities on a securities exchange, except for the common stock, which is listed on the New York Stock Exchange. Underwriters involved in the public offering and sale of these securities may make a market in the securities. They are not obligated to make a market, however, and may discontinue market making activity at any time. We can not give any assurance as to the liquidity of the trading market for any of these securities.

LEGAL MATTERS

      Gibson, Dunn & Crutcher LLP, Washington, D.C., will pass upon the validity of the securities being offered by this prospectus. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters of an offering of the securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

      The consolidated financial statements of Mirant Corporation as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 incorporated by reference in this prospectus to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports, and are incorporated by reference in this prospectus in reliance upon the authority of Arthur Andersen LLP as experts in giving said reports.

      The financial statements of Berliner Kraft-und Licht (Bewag) Aktiengesellschaft (currently Bewag AG) as of June 30, 1998 and for the year ended June 30, 1998 incorporated by reference in this prospectus have been audited by KPMG Deutsche Treuhand-Gesellschaft, independent accountants, as indicated in their report, with respect thereto, and are incorporated by reference in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing.

$370,000,000

Mirant Corporation

5.75% Convertible Senior Notes due 2007

PROSPECTUS SUPPLEMENT

July 1, 2002

Banc of America Securities LLC

Credit Suisse First Boston
Salomon Smith Barney

Commerzbank Securities

Dresdner Kleinwort Wasserstein

Westdeutsche Landesbank Girozentrale